As filed with the Securities and Exchange Commission on Septmeber 30, 1998
                                              Registration No. 333-_________
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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-1

          Registration Statement under The Securities Act of 1933


                  GOLDEN AMERICAN LIFE INSURANCE COMPANY
          (Exact name of registrant as specified in its charter)

           DELAWARE                 6355                   41-0991508
       (State or other        (Primary Standard         (I.R.S. Employer
       jurisdiction of            Industrial           Identification No.)
      incorporation or        Classification Code
        organization)              Number)

                     1001 Jefferson Street, Suite 400
                           Wilmington, DE  19801
                              (302) 576-3400
 (Address and Telephone Number of registrant's principal executive office)

Marilyn Talman, Esq.                      COPY TO:
Golden American Life Insurance Company    Stephen E. Roth, Esq.
1001 Jefferson Street, Suite 400          Sutherland, Asbill & Brennan LLP
Wilmington, DE  19801                     1275 Pennsylvania Avenue, N.W.
(Name and Address of Agent for Service    Washington, D.C.  20004-2404
     of Process)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practical after the effective date of the Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box ................................................ [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]
____________________________________________________________________________
Pursuant to Rule 429 under the Securities Act of 1933, a prospectus herein also relates to Registration Statement No. 333-51949.

                      Calculation of Registration Fee
____________________________________________________________________________

                                         Proposed Maximum      Proposed             Amount of
Title of Securities       Amount Being    Offering Price   Maximum Aggregate   Registration
  Being Registered        Registered (1)    Per Unit (1)    Offering Price(1)     Fee(2)
------------------------------------------------------------------------------------------------
Annuity Contracts
Annuity Contracts
(Interests in             N/A            N/A               $1,050,000,000     $309,750
Fixed Account)

(1) The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.
(2) Amounts previuosly registered in connection with File Nos. 33-28743 and 333-51949 were $100,320,000 and $350,000,000, respectively.
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                    CROSS REFERENCE SHEET
                            _____

           Pursuant to Regulation S-K, Item 501(b)




S-1 Item                           Prospectus Heading
-----------------------------      -------------------------
1.   Forepart of Registration      Cover Page
     Statement and Outside
     Front Cover Page

2.   Inside Front and Outside      Summary of the Contract;
     Back Cover                    Table of Contents

3.   Summary Information,          Prospectus Cover; Facts
     Risk Factors and Ratio        About the Company and
     of Earnings to Fixed          Accounts; Summary of the
     Charges                       Contract; Definition of
                                   Terms

4.   Use of Proceeds               Facts About the Company
                                   and the Accounts

5.   Determination of              Not Applicable
     Offering Price

6.   Dilution                      Not Applicable

7.   Selling Security Holders      Not Applicable

8.   Plan of Distribution          Facts About the Contract

9.   Description of Securities     Summary of the Contract;
     Being Offered                 Facts About the Contract

10.  Interest of Named Experts     Regulatory Information;
     and Counsel                   Experts

11.  Information with Respect      More Information about
     to the Registrant             Golden American Life
                                   Insurance Company;
                                   Directors and Executive
                                   Officers; Regulatory
                                   Information; Legal
                                   Proceedings

12.  Disclosure of Commission      Part II, Item 14
     Position  on
     Indemnification for
     Securities Act Liabilities

                               PART I
       The Prospectus contained herein does not contain all of the information permitted by Securities and Exchange Commission Regulations. Therefore, this Registration Statement on Form S-1 for Golden American Life Insurance Company ("Golden American") incorporates by reference the Statement of Additional Information for the GoldenSelect PREMIUM PLUS Combination Variable and Fixed Annuity, and Part C (Other Information) contained in the Registration Statement on Form N-4 (post-effective amendment No. 2, File Nos. 333-28755,
       811-5626, filed on or about April 30, 1998) for Golden American Separate Account B. This information may be obtained free of charge from Golden American Life Insurance Company by calling Customer Service at 800-366-0066.

GOLDEN AMERICAN LIFE INSURANCE COMPANY
Golden American Life Insurance Company is a stock company domiciled in Wilmington, Delaware

                       DEFERRED COMBINATION VARIABLE AND
                            FIXED ANNUITY PROSPECTUS
                           GOLDENSELECT PREMIUM PLUS
--------------------------------------------------------------------------------

This prospectus describes group and individual deferred variable annuity Contracts (the "Contract") offered by Golden American Life Insurance Company ("Golden American" "we" "our" or "us"). The Owner ("you" or "your") purchases the Contract with an Initial Premium and is permitted to make additional premium payments.

The Contract is funded by two accounts, Separate Account B ("Account B") and the Fixed Account (collectively, the "Accounts").

Twenty-three Divisions of Account B are currently available under the Contract. The investments available through the Divisions of Account B include mutual fund portfolios (the "Series") of The GCG Trust (the "GCG Trust"), the Equi-Select Series Trust (the "ESS Trust"), the Warburg Pincus Trust (the "WP Trust") and the PIMCO Variable Insurance Trust (the "PIMCO Trust"). The investments available through the Fixed Account include various Fixed Allocations which we credit with fixed rates of interest for the Guarantee Periods you select. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years. We reserve the right at any time to increase or decrease the number of Guarantee Periods offered. Not all Guarantee Periods may be available.

This prospectus describes the Contract and provides background information regarding Account B and the Fixed Account. The prospectuses for the GCG Trust, the ESS Trust, the WP Trust and the PIMCO Trust (individually, "a Trust," and collectively, "the Trusts"), which must accompany this prospectus, provide information regarding investment activities and policies of the Trusts.

You may allocate your premiums and Credits among the twenty-three Divisions and the Fixed Allocations available under the Contract in any way you choose, subject to certain restrictions. You may change the allocation of your Accumulation Value during a Contract Year free of charge. We reserve the right, however, to assess a charge for each allocation change after the twelfth allocation change in a Contract Year.

Your Accumulation Value in Account B will vary in accordance with the investment performance of the Divisions selected by you. Therefore, you bear the entire investment risk for all amounts allocated to Account B. You also bear investment risk with respect to surrenders, partial withdrawals, transfers and annuitization from a Fixed Allocation prior to the end of the applicable Guarantee Period. Such surrender, partial withdrawal, transfer or annuitization may be subject to a Market Value Adjustment, which could have the effect of either increasing or decreasing your Accumulation Value.

We will pay a death benefit to the Beneficiary if the Owner dies prior to the Annuity Commencement Date or the Annuitant dies prior to the Annuity Commencement Date when the Owner is other than an individual.

This prospectus describes your principal rights and limitations and sets forth the information concerning the Accounts that investors should know before investing. A Statement of Additional Information, dated May 1, 1998, about Account B has been filed with the Securities and Exchange Commission ("SEC") and is available without charge upon request. To obtain a copy of this document call or write our Customer Service Center. The Table of Contents of the Statement of Additional Information may be found on the last page of this prospectus. The Statement of Additional Information is incorporated herein by reference.
--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CONTRACTS AND UNDERLYING SERIES SHARES WHICH FUND THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO MARKET FLUCTUATION, REINVESTMENT RISK AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE. IT IS NOT VALID UNLESS ACCOMPANIED BY THE CURRENT PROSPECTUSES FOR THE GCG TRUST, THE ESS TRUST, THE WP TRUST AND THE PIMCO TRUST.

THE FIXED ACCOUNT AND ENHANCED DEATH BENEFITS MAY NOT BE AVAILABLE IN ALL STATES. YOU MAY CONTACT OUR CUSTOMER SERVICE CENTER TO FIND OUT ABOUT STATE AVAILABILITY.

ISSUED BY:                      DISTRIBUTED BY:                    ADMINISTERED AT:
Golden American Life            Directed Services, Inc.            Customer Service Center
Insurance Company               Wilmington, Delaware 19801         Mailing Address: P.O. Box 8794
                                                                   Wilmington, Delaware 19899-8794
                                                                   1-800-366-0066

                         PROSPECTUS DATED: October [__], 1998

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TABLE OF CONTENTS

                                                       PAGE
DEFINITION OF TERMS................................       1
SUMMARY OF THE CONTRACT............................       3
FEE TABLE..........................................       5
CONDENSED FINANCIAL AND OTHER INFORMATION..........      10
  Index of Investment Experience...................      10
  Financial Statements.............................      10
  Performance Related Information..................      10
INTRODUCTION.......................................      11
FACTS ABOUT THE COMPANY AND THE ACCOUNTS...........      11
  Golden American..................................      11

  The Trusts.......................................      12

  Separate Account B...............................      13
  Account B Divisions..............................      13
  Changes Within Account B.........................      19
  The Fixed Account................................      20
FACTS ABOUT THE CONTRACT...........................      22
  The Owner........................................      22
  The Annuitant....................................      22
  The Beneficiary..................................      23
  Change of Owner or Beneficiary...................      23
  Availability of the Contract.....................      23
  Types of Contracts...............................      23
  Your Right to Select or Change Contract
   Options.........................................      23
  Premiums.........................................      24
  Qualified Plans..................................      24
  Making Additional Premium Payments...............      24
  Crediting Premium Payments.......................      24
  Restrictions on Allocation of Premium Payments...      25
  Your Right to Reallocate.........................      25
  Dollar Cost Averaging............................      26
  What Happens if a Division is Not Available......      26
  Additional Credit to Premium.....................      26
  Your Accumulation Value..........................      27
  Accumulation Value in Each Division..............      27
  Measurement of Investment
   Experience......................................      27
  Cash Surrender Value.............................      28
  Surrendering to Receive the Cash Surrender
   Value...........................................      28
  Partial Withdrawals..............................      28
  Automatic Rebalancing............................      30
  Proceeds Payable to the Beneficiary..............      30
  Death Benefit Options............................      31
  Reports to Owners................................      32
  When We Make Payments............................      32
CHARGES AND FEES...................................      32
  Charge Deduction Division........................      33
  Charges Deducted from the Accumulation Value.....      33

                                                       PAGE
  Charges Deducted from the Divisions..............      34
  Trust Expenses...................................      35
CHOOSING YOUR ANNUITIZATION OPTIONS................      35
  Annuitization of Your Contract...................      35
  Annuity Commencement Date Selection..............      35
  Frequency Selection..............................      36
  The Annuitization Options........................      36
  Payment When Named Person Dies...................      36
OTHER CONTRACT PROVISIONS..........................      36
  In Case of Errors in Application Information.....      36
  Contract Changes -- Applicable Tax Law...........      37
  Your Right to Cancel or Exchange Your Contract...      37
  Other Contract Changes...........................      37
  Group or Sponsored Arrangements..................      37
  Selling the Contract.............................      38
REGULATORY INFORMATION.............................      38
  Voting Rights....................................      38
  State Regulation.................................      38
  Legal Proceedings................................      38
  Legal Matters....................................      39
  Experts..........................................      39
MORE INFORMATION ABOUT GOLDEN AMERICAN LIFE
 INSURANCE COMPANY.................................      40
  Selected Financial Data..........................      40
  Management's Discussion and Analysis of Financial
   Condition and
   Results of Operations...........................      40
  Directors and Executive Officers.................      53
  Compensation Tables and Other Information........      54
FEDERAL TAX CONSIDERATIONS.........................      57
  Introduction.....................................      57
  Tax Status of Golden American....................      57
  Taxation on Non-qualified Annuities..............      57
  IRA Contracts and Other Qualified Retirement
   Plans...........................................      60
  Federal Income Tax Withholding...................      64


AUDITED FINANCIAL STATEMENTS OF GOLDEN AMERICAN
 LIFE INSURANCE COMPANY............................      65
STATEMENT OF ADDITIONAL INFORMATION................      91
  Table of Contents................................      91
APPENDIX A.........................................      A1
  Market Value Adjustment Examples.................      A1

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO PERSON IS AUTHORIZED TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS.

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DEFINITION OF TERMS

ACCOUNTS -- Separate Account B and the Fixed Account.

ACCUMULATION VALUE -- The total amount invested under the Contract. Initially, this amount is equal to the premium paid plus any Credit. Thereafter, the Accumulation Value will reflect the premiums paid, plus any Credit, investment experience of the Divisions and interest credited to your Fixed Allocations, charges deducted and any partial withdrawals.

ANNUAL RATCHET ENHANCED DEATH BENEFIT OPTION -- An enhanced death benefit option that may be elected only at issue and only if the Owner or Annuitant (when the Owner is other than an individual) is age 79 or younger. The enhanced death benefit provided by this option is the highest Accumulation Value on any Contract Anniversary on or prior to the Owner turning age 80, as adjusted for additional premiums, credits and partial withdrawals. The death benefit may be reduced for any Credit applied within 12 months prior to the date of death.

ANNUITANT -- The person designated by the Owner to be the measuring life in determining Annuity Payments.

ANNUITY COMMENCEMENT DATE -- The date on which Annuity Payments begin.

ANNUITY OPTIONS -- Options the Owner selects that determine the form and amount of Annuity Payments.

ANNUITY PAYMENT -- The periodic payment an Owner receives. It may be either a fixed or a variable amount based on the Annuity Option chosen.

ATTAINED AGE -- The Issue Age of the Owner or Annuitant plus the number of full years elapsed since the Contract Date.

BENEFICIARY -- The person designated to receive benefits in the case of the death of the Owner or the Annuitant (when the Owner is other than an individual).

BUSINESS DAY -- Any day the New York Stock Exchange ("NYSE") is open for trading, exclusive of Federal holidays, or any day on which the SEC requires that mutual funds, unit investment trusts or other investment portfolios be valued.

CASH SURRENDER VALUE -- The amount the Owner receives upon surrender of the Contract, including any Market Value Adjustment.

CHARGE DEDUCTION DIVISION -- The Division from which all charges are deducted if so designated by you. The Charge Deduction Division currently is the Liquid Asset Division.

CONTINGENT ANNUITANT -- The person designated by the Owner who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

CONTRACT -- The entire Contract consisting of the basic Contract and any riders or endorsements.

CONTRACT ANNIVERSARY -- The anniversary of the Contract Date.

CONTRACT DATE -- The date on which we have received the Initial Premium and upon which we begin determining the Contract values. It may or may not be the same as the Issue Date. This date is used to determine Contract months, processing dates, years and anniversaries.

CONTRACT PROCESSING DATES -- The days when we deduct certain charges from the Accumulation Value. If the Contract Processing Date is not a Valuation Date, it will be on the next succeeding Valuation Date. The Contract Processing Dates will be once each year on the Contract Anniversary.

CONTRACT PROCESSING PERIOD -- The first Contract processing period begins with the Contract Date and ends at the close of business on the first Contract Processing Date. All subsequent Contract processing periods begin at the close of business on the most recent Contract Processing Date and extend to the close of business on the next Contract Processing Date. There is one Contract processing period each year.

CONTRACT YEAR -- The period between Contract anniversaries.

CREDIT -- An amount added to the Contract's Accumulation Value at the time a premium payment is made.

CUSTOMER SERVICE CENTER -- Where service is provided to you. The mailing address and telephone number of the Customer Service Center are shown on the cover.

DIVISIONS -- The investment options available under Account B.

ENDORSEMENTS -- An endorsement changes or adds provisions to the Contract.

EXPERIENCE FACTOR -- The factor which reflects the investment experience of the portfolio in which a Division invests and also reflects the charges assessed against the Division for a Valuation Period.

FIXED ACCOUNT -- An Account which contains all of our assets that support Owner Fixed Allocations and any interest credited thereto.

FIXED ALLOCATION -- An amount allocated to the Fixed Account that is credited with a Guaranteed Interest Rate for a specified Guarantee Period.

FREE LOOK PERIOD -- The period of time within which the Owner may examine the Contract and return it for a refund.

GUARANTEED INTEREST RATE -- The effective annual interest rate which we will credit for a specified Guarantee Period. The Guaranteed Interest Rate will never be less than 3%.

GUARANTEE PERIOD -- The period of time for which a rate of interest is guaranteed to be credited to a Fixed Allocation. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years.

INDEX OF INVESTMENT EXPERIENCE -- The index that measures the performance of a Division.

INITIAL PREMIUM -- The payment required to put a Contract into effect.

ISSUE AGE -- The Owner's or Annuitant's age on his or her last birthday on or before the Contract Date.

ISSUE DATE -- The date the Contract is issued at our Customer Service Center.

MARKET VALUE ADJUSTMENT -- A positive or negative adjustment made to a Fixed Allocation. It may apply to certain withdrawals and transfers, whether in whole or in part, and annuitizations of all or part of a Fixed Allocation prior to the end of a Guarantee Period.

MATURITY DATE -- The date on which a Guarantee Period matures.

OWNER -- The person who owns the Contract and is entitled to exercise all rights under the Contract. This person's death also initiates payment of the death benefit.

RIDER -- A rider amends the Contract, in certain instances adding benefits.

7% SOLUTION ENHANCED DEATH BENEFIT OPTION -- An enhanced death benefit option that may be elected only at issue and only if the Owner or Annuitant (when the Owner is other than an individual) is age 80 or younger. The enhanced death benefit provided by this option is equal to premiums paid plus credits accumulated at an annual rate of return of 7%, except those invested in the Liquid Asset Division, Limited Maturity Bond Division, and the Fixed Account, as adjusted for additional premiums, credits and partial withdrawals. Any Credit applied within twelve months prior to the date of death may reduce the death benefit. Each accumulated initial or additional premium payment, including any credit and reduced by any partial withdrawals taken will continue to grow at 7% until it reaches the maximum enhanced death benefit.

SPECIALLY DESIGNATED DIVISION -- The Division to which distributions from a portfolio underlying a Division in which reinvestment is not available will be allocated unless you specify otherwise. The Specially Designated Division currently is the Liquid Asset Division.

STANDARD DEATH BENEFIT OPTION -- The death benefit option that you will receive under the Contact unless one of the enhanced death benefit options is elected. The death benefit provided by this option is equal to the greatest of (i) Accumulation Value less an amount equal to all Credits applied within 12 months prior to the date of the death; (ii) total premium payments less any partial withdrawals; and (iii) Cash Surrender Value.

VALUATION DATE -- The day at the end of a Valuation Period when each Division is valued.

VALUATION PERIOD -- Each business day together with any non-business days before it.

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SUMMARY OF THE CONTRACT

This prospectus has been designed to provide you with information regarding the Contract and the Accounts which fund the Contract. Information concerning the Series underlying the Divisions of Account B is set forth in the Trusts' prospectuses.

This summary is intended to provide only a very brief overview of the more significant aspects of the Contract. Further detail is provided in this prospectus and in the Contract. The Contract, together with any riders or endorsements, constitutes the entire agreement between you and us and should be retained.

This prospectus has been designed to provide you with the necessary information to make a decision on purchasing the Contract. You have a choice of investments. We do not promise that your Accumulation Value will increase. Depending on the investment experience of the Divisions and interest credited to the Fixed Allocations in which you are invested, your Accumulation Value, Cash Surrender Value and death benefit may increase or decrease on any day. You bear the investment risk.

DESCRIPTION OF THE CONTRACT

This Contract provides a 4% Credit to each Purchase Payment which increases the Accumulation Value, except for certain circumstances. See Additional Credit to Premium. The Contract is designed to establish retirement benefits for two types of purchasers. The first type of purchaser is one who is eligible to participate in, and purchases a Contract for use with, a "qualified plan." A qualified plan is an individual retirement annuity ("IRA") or another annuity meeting the requirements of section 408(b) or other sections of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement annuity ("Roth IRA") meeting the requirements of section 408A of the Code, or some other retirement plan meeting the respective section of the Code. For a Contract funding a qualified plan, distributions may be made to you to satisfy requirements imposed by Federal tax law. The second type of purchaser is one who purchases a Contract outside of a qualified plan ("non-qualified plan").

The Contract also offers a choice of Annuity Options to which you may apply all or a portion of the Accumulation Value on the Annuity Commencement Date or the Cash Surrender Value upon surrender of the Contract. See Choosing Your Annuity Options.

AVAILABILITY

We can issue a Contract if both the Annuitant and the Owner are not older than age 85 and accept additional premium payments until either the Annuitant or Owner reaches the Attained Age of 85 for non-qualified plans (age 70 for qualified plans, except for rollover contributions and contributions to a Roth
IRA). The minimum Initial Premium is $10,000 for a non-qualified plan and $1,500 for a qualified plan. We may change the minimum initial or additional premium requirements for certain group or sponsored arrangements. See Other Contract Provisions, Group or Sponsored Arrangements.

The minimum additional premium payment we will accept is $500 for a non-qualified plan and $250 for a qualified plan. You must receive our prior approval before making a premium payment that causes the Accumulation Value of all annuities that you maintain with us to exceed $1,000,000.

The annual limits on contributions to IRAs and Roth IRAs are described under Federal Tax Considerations.

THE DIVISIONS

Each of the twenty-three Divisions of Account B offered under this prospectus invests in a mutual fund portfolio with its own distinct investment objectives and policies. Each Division of Account B invests in a corresponding Series of the GCG Trust, managed by Directed Services, Inc. ("DSI"), a corresponding Series of the ESS Trust, also managed by DSI, a corresponding Series of the WP Trust, managed by Warburg Pincus Asset Management, Inc. ("Warburg") or a corresponding Series of the PIMCO Trust, managed by Pacific Investment Management Company ("PIMCO"). From its inception through December 31, 1997, the ESS Trust was managed by Equitable Investment Services, Inc. ("EISI"), an affiliate of DSI. As of January 1, 1998, DSI assumed EISI's management responsibilities to the ESS Trust. The GCG and ESS Trusts and DSI have retained several portfolio managers to manage the assets of each Series of those Trusts. See Facts About the Company and the Accounts, Account B Divisions.

HOW THE ACCUMULATION VALUE VARIES

The Accumulation Value in the Divisions varies each day based on investment results. You bear the risk of poor investment performance and you receive the benefits from favorable investment performance. The Accumula-tion Value also reflects premium payments, Credits, charges deducted and partial withdrawals. See Facts About the Contract, Accumulation Value in Each Division.

THE FIXED ACCOUNT

The investments available through the Fixed Account include various Fixed Allocations which we credit with fixed rates of interest for the Guarantee Periods you select. We reset the interest rates for new Guarantee Periods periodically based on our sole discretion. We may offer Guarantee Periods from one to ten years. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years.

You bear investment risk with respect to surrenders, partial withdrawals, transfers and annuitization from your Fixed Allocations. A surrender, partial withdrawal, transfer or annuitization made prior to the end of a Guarantee Period may be subject to a Market Value Adjustment, which could have the effect of either increasing or decreasing your Accumulation Value. We will not apply a Market Value Adjustment on a surrender, partial withdrawal, transfer or annuitization made within 30 days prior to the Maturity Date of the applicable Guarantee Period or certain transfers made in connection with the dollar cost averaging program. Systematic withdrawals from a Fixed Allocation also are not subject to a Market Value Adjustment.

MARKET VALUE ADJUSTMENT

We will apply a Market Value Adjustment, subject to certain exceptions, to a surrender, partial withdrawal, transfer or annuitization from a Fixed Allocation made prior to the end of a Guarantee Period. The Market Value Adjustment does not apply to amounts invested in Account B.

SURRENDERING YOUR CONTRACT

You may surrender the Contract and receive its Cash Surrender Value at any time while both the Annuitant and Owner are living and before the Annuity Commencement Date. See Facts About the Contract, Cash Surrender Value and Surrendering to Receive the Cash Surrender Value.

TAKING PARTIAL WITHDRAWALS

After the Free Look Period, prior to the Annuity Commencement Date and while the Contract is in effect, you may take partial withdrawals from the Accumulation Value of your Contract. You may elect in advance to take systematic partial withdrawals on a monthly, quarterly, or annual basis. If you have an IRA Contract or a Roth IRA Contract, you may elect IRA partial withdrawals on a monthly, quarterly or annual basis.

Partial withdrawals are subject to certain restrictions as defined in this prospectus, including a surrender charge and a Market Value Adjustment. Partial withdrawals above a specified percentage of your Accumulation Value may be subject to a surrender charge. See Facts About the Contract, Partial Withdrawals.

DOLLAR COST AVERAGING

Under this program, you may choose to have a specified dollar amount transferred from either the Limited Maturity Bond Division, Liquid Asset Division or a Fixed Allocation with a one year Guarantee Period to the other Divisions of Account B on a monthly basis with the objective of shielding your investment from short-term price fluctuations. See Facts About the Contract, Dollar Cost Averaging.

YOUR RIGHT TO CANCEL THE CONTRACT

You may cancel your Contract within the Free Look Period which is a ten day period of time beginning once you receive the Contract. For purposes of administering our allocation and certain other administrative rules, we deem this period to end 15 days after the Contract is mailed from our Customer Service Center. Some states may require that we provide a longer free look period. In some states we restrict the Initial Premium allocation during the Free Look Period. See Other Contract Provisions, Your Right to Cancel or Exchange Your Contract.

YOUR RIGHT TO CHANGE THE CONTRACT

The Contract may be changed to another annuity plan subject to our rules at the time of the change. See Other Contract Provisions, Other Contract Changes.

DEATH BENEFIT OPTIONS

The Contract provides a death benefit to the beneficiary if the Owner dies prior to the Annuity Commencement Date. Subject to our rules, there are three death benefit options that may be available to you under the Contract: the Standard Death Benefit Option; the 7% Solution Enhanced Death Benefit Option; and the Annual Ratchet Enhanced Death Benefit Option. See Facts About the Contract, Death Benefit Options. We may offer a reduced death benefit under certain group and sponsored arrangements. See Other Contract Provisions, Group or Sponsored Arrangements.

DEDUCTIONS FOR CHARGES AND FEES

We invest the entire amount of the initial and any additional premium payments in the Divisions and the Fixed Allocations you select, subject to certain restrictions we impose. See Facts About the Contract, Restrictions on Allocation of Premium Payments. We then may deduct an annual Contract fee from your Accumulation Value. See Other Contract Provisions, Charges and Fees. We may reduce certain charges under group or sponsored arrangements. See Other Contract Provisions, Group or Sponsored Arrangements. Unless you have elected the Charge Deduction Division, charges are deducted proportionately from all Account B Divisions in which you are invested. If there is no Accumulation Value in these Divisions, charges will be deducted from your Fixed Allocations starting with Guarantee Periods nearest their Maturity Dates until such charges have been deducted.

FEDERAL INCOME TAXES

The ultimate effect of Federal income taxes on the amounts held under an annuity Contract, on Annuity Payments and on the economic benefits to the Owner, Annuitant or Beneficiary depends on Golden American's tax status and upon the tax status of the individuals concerned. In general, an Owner is not taxed on increases in value under an annuity Contract until some form of distribution is made under it. There may be tax penalties if you make a withdrawal or surrender the Contract before reaching age 59 1/2. See Federal Tax Considerations.

OTHER CONTRACTS

We offer other variable annuity contracts which also invest in many of the same Series of the Trusts. These contracts may have different charges that could affect contract performance, and may offer different benefits more suitable to your needs. To obtain information about these contracts, contact your agent, or call 1-800-366-0066.
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FEE TABLE

TRANSACTION EXPENSES(1)

Contingent Deferred Sales Charge(2) (imposed as a percentage of premium payments withdrawn upon excess partial withdrawal or surrender):(3)

   COMPLETE YEARS
       ELAPSED                        SURRENDER
SINCE PREMIUM PAYMENT                   CHARGE
            0                             8%
            1                             8%
            2                             8%
            3                             8%
            4                             7%
            5                             6%
            6                             5%
            7                             3%
            8                             1%
            9+                            0%

       Excess Allocation Charge..............................          $0(4)

ANNUAL CONTRACT FEES:

       Administrative Charge.................................         $40
       (Waived if the Accumulation Value equals or exceeds $100,000 at the end of the Contract Year, or once the sum of premiums paid equals or exceeds $100,000.)

SEPARATE ACCOUNT ANNUAL EXPENSES (percentage of assets in each Division):(5)

                                                                               ENHANCED DEATH BENEFIT
                                                             STANDARD       -----------------------------
                                                           DEATH BENEFIT    ANNUAL RATCHET    7% SOLUTION
                                                           -------------    --------------    -----------
Mortality and Expense Risk Charge.......................       1.25%             1.40%           1.55%
Asset Based Administrative Charge.......................       0.15%             0.15%           0.15%
                                                           -------------    --------------    -----------
Total Separate Account Expenses.........................       1.40%             1.55%           1.70%

THE GCG TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a Series or on the combined average daily net assets of the indicated groups of Series):

                                                       MANAGEMENT         OTHER              TOTAL
SERIES AVAILABLE CURRENTLY                              FEES(6)         EXPENSES(7)        EXPENSES
--------------------------                             ----------     ---------------   ---------------

Multiple Allocation, Fully Managed,
Capital Appreciation, Rising Dividends,
All-Growth, Real Estate, Hard Assets,                     0.98%            0.01%              0.99%
Value Equity, Strategic Equity, and
Small
Cap Series:

Growth Opportunities Series(8):                           1.10%            0.01%              1.11%

Developing World Series:                                  1.75%            0.05%              1.80%

Limited Maturity Bond and Liquid Asset
Series:                                                   0.60%            0.01%              0.61%


                                                                     OTHER EXPENSES(7)  TOTAL EXPENSES
SERIES ADDED TO THE GCG TRUST AND                      MANAGEMENT     AFTER EXPENSE      AFTER EXPENSE
AVAILABLE AFTER TRUST CONSOLIDATION(9)                   FEES(6)     REIMBURSEMENT(10)  REIMBURSEMENT(10)
--------------------------------------                 -----------   -----------------  -----------------

Mid-Cap Growth Series(11),(12):                           0.96%            0.01%              0.97%

Research Series(11):                                      0.96%            0.00%              0.96%

Total Return Series(11):                                  0.96%            0.01%              0.97%

Growth & Income and Value + Growth
Series(8):                                                1.10%            0.01%              1.11%

Global Fixed Income Series(13):                           1.60%            0.00%              1.60%

THE ESS TRUST ANNUAL EXPENSES (prior to Trust Consolidation)
(as a percentage of the average daily net assets of a Series):

SERIES                                                   FEES(6)     OTHER EXPENSES     TOTAL EXPENSES
------                                                 ----------    ---------------    ---------------

OTC Portfolio:                                            0.80%            0.19%              0.99%

Research Portfolio:                                       0.80%            0.16%              0.96%

Total Return Portfolio:                                   0.80%            0.17%              0.97%

Growth & Income Portfolio:                                0.95%            0.17%              1.12%

Value + Growth Portfolio:                                 0.95%            0.25%              1.20%

International Fixed Income Portfolio:                     0.85%            0.98%              1.83%

THE WP TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a Series):

                                                                          OTHER                TOTAL
                                                                        EXPENSES             EXPENSES
                                                                      AFTER EXPENSE        AFTER EXPENSE
SERIES                                                    FEES       REIMBURSEMENTS(14)   REIMBURSEMENTS
------                                                 ----------    ------------------   --------------

International Equity Portfolio:                           1.00%            0.36%              1.36%

THE PIMCO TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a Series):

                                                                          OTHER
PORTFOLIO                                                 FEES         EXPENSES(15)      TOTAL EXPENSES
---------                                              ----------    ----------------    --------------

PIMCO High Yield Bond Portfolio:                          0.50%            0.25%              0.75%

PIMCO StocksPLUS Growth and Income
Portfolio:                                                0.40%            0.25%              0.65%

------------------------------
 (1) A Market Value Adjustment, which may increase or decrease your Accumulation Value, may apply to certain transactions. See Market Value Adjustment.

 (2) We also deduct a charge for premium taxes (which can range from 0% to 3.5% of premium) from your Accumulation Value upon surrender, excess partial withdrawals or on the Annuity Commencement Date. See Premium Taxes.

 (3) For purposes of calculating the surrender charge for the excess partial withdrawal, (i) we treat premium payments as being withdrawn on a first-in first-out basis, and (ii) amounts withdrawn which are not considered an excess partial withdrawal are not treated as a withdrawal of any premium payments. See Charges Deducted from the Accumulation Value, Surrender Charge for Excess Partial Withdrawals.

 (4) We reserve the right to impose a charge in the future at a maximum of $25 for each allocation change in excess of twelve per Contract Year. See Excess Allocation Charge.

 (5) See Facts About the Contract, Death Benefit Options, for a description of the Contract's Standard and Enhanced Death Benefit Options.

 (6) Management Fees decline as combined assets increase (see Account B Divisions and the Trust prospectuses for details).

 (7) Other Expenses generally consist of independent trustees fees and expenses and certain expenses associated with investing in international markets. Other Expenses are estimated for the Growth Opportunities and Developing World Series, since as of December 31, 1997, these Series had not yet commenced operations.

 (8) After Trust Consolidation (see The Trusts, Proposed Trust Consolidation), the assets of the Growth Opportunities, the Growth & Income and the Value + Growth Series will be combined to determine the actual fee payable to Directed Services, Inc. ("DSI"), the manager of the GCG Trust.

 (9) See Facts about the Company and the Contracts, The Trusts, Proposed Trust Consolidation for more information.

(10) DSI has agreed voluntarily to reimburse expenses and waive management fees, if necessary, to maintain total expenses at the levels shown for the Research and the Global Fixed Income Series (formerly the International Fixed Income Portfolio). This agreement will remain in place through December 31, 1999, and after that time may be terminated at any time. Without this agreement and based on current estimates, Total Expenses would be 0.97%, and 1.65%, for the Research and the Global Fixed Income Series, respectively.

(11) After Trust Consolidation (see The Trusts, Proposed Trust Consolidation), the assets of the Research, the Total Return and the Mid-Cap Growth Series will be combined to determine the actual fee payable to DSI.

(12) The OTC Portfolio prior to the Trust Consolidation.

(13) The Interanational Fixed Income Portfolio prior to the Trust Consolidation.

(14) Total Expenses are based on actual expenses for the fiscal year ended December 31, 1997. Expenses for the Portfolio were reduced by 0.1% for the fiscal year ended December 31, 1997 as a result of certain arrangements that served to offset portions of the Portfolio's transfer agent expense. After reflecting these arrangements, "Total Expenses (after fee waivers)" for the Portfolio were 1.35% for the fiscal year ended December 31, 1997.

(15) Other Expenses are estimated for the PIMCO High Yield Bond and PIMCO StocksPLUS Growth and Income Portfolios, since as of December 31, 1997, these Series had not yet commenced operations.

EXAMPLES:

The examples do not take into account any deduction for premium taxes. Premium taxes currently range from 0% to 3.5% of premium payments. There may be surrender charges if you choose to annuitize within the first five Contract Years.

If at issue you elect the 7% Solution Enhanced Death Benefit Option and you surrender your Contract at the end of the applicable time period, you would pay the following expenses for each $1,000 of Initial Premium assuming a 5% annual return on assets:
--------------------------------------------------------------------------------

                       DIVISION                          ONE YEAR    THREE YEARS    FIVE YEARS    TEN YEARS
Multiple Allocation...................................   $108.91       $168.67       $ 221.09      $319.65
Fully Managed.........................................   $108.91       $168.67       $ 221.09      $319.65
Capital Appreciation..................................   $108.91       $168.67       $ 221.09      $319.65
Rising Dividends......................................   $108.91       $168.67       $ 221.09      $319.65
All-Growth............................................   $108.91       $168.67       $ 221.09      $319.65
Real Estate...........................................   $108.91       $168.67       $ 221.09      $319.65
Hard Assets...........................................   $108.91       $168.67       $ 221.09      $319.65
Value Equity..........................................   $108.91       $168.67       $ 221.09      $319.65
Strategic Equity......................................   $108.91       $168.67       $ 221.09      $319.65
Small Cap.............................................   $108.91       $168.67       $ 221.09      $319.65
Growth Opportunities..................................   $110.16       $172.38       $ 227.23      $331.64
Developing World......................................   $117.29       $193.46       $ 261.81      $397.64
OTC...................................................   $108.91       $168.67       $ 221.09      $319.65
Research..............................................   $108.60       $167.74       $ 219.55      $316.62
Total Return..........................................   $108.71       $168.05       $ 220.06      $317.63
Growth & Income.......................................   $110.26       $172.69       $ 227.74      $332.63
Value + Growth........................................   $111.09       $175.16       $ 231.81      $340.54
International Fixed Income............................   $117.60       $194.36       $ 263.28      $400.40
International Equity..................................   $112.75       $180.07       $ 239.90      $356.13
High Yield Bond.......................................   $106.42       $161.21       $ 208.69      $295.18
StocksPLUS Growth and Income..........................   $105.38       $158.08       $ 203.48      $284.80
Limited Maturity Bond.................................   $104.96       $156.83       $ 201.39      $280.62
Liquid Asset..........................................   $104.96       $156.83       $ 201.39      $280.62

--------------------------------------------------------------------------------

          DIVISION AFTER TRUST CONSOLIDATION             ONE YEAR    THREE YEARS    FIVE YEARS    TEN YEARS
Mid-Cap Growth*.......................................   $108.71       $168.05       $ 220.06      $317.63
Research..............................................   $108.60       $167.74       $ 219.55      $316.62
Total Return..........................................   $108.71       $168.05       $ 220.06      $317.63
Growth & Income.......................................   $110.06       $172.07       $ 226.72      $330.65
Value + Growth........................................   $110.06       $172.07       $ 226.72      $330.65
Global Fixed Income**.................................   $115.23       $187.39       $ 251.91      $379.02

*  The OTC Portfolio prior to the Trust Consolidation.
** The Interanational Fixed Income Portfolio prior to the Trust Consolidation.

If at issue you elect the 7% Solution Enhanced Death Benefit Option and you do not surrender your Contract or if you annuitize on the Annuity Commencement Date, you would pay the following expenses for each $1,000 of initial premium assuming a 5% annual return on assets:
--------------------------------------------------------------------------------

                       DIVISION                          ONE YEAR    THREE YEARS    FIVE YEARS    TEN YEARS
Multiple Allocation...................................    $28.91       $ 88.67       $ 151.09      $319.65
Fully Managed.........................................    $28.91       $ 88.67       $ 151.09      $319.65
Capital Appreciation..................................    $28.91       $ 88.67       $ 151.09      $319.65
Rising Dividends......................................    $28.91       $ 88.67       $ 151.09      $319.65
All-Growth............................................    $28.91       $ 88.67       $ 151.09      $319.65
Real Estate...........................................    $28.91       $ 88.67       $ 151.09      $319.65
Hard Assets...........................................    $28.91       $ 88.67       $ 151.09      $319.65
Value Equity..........................................    $28.91       $ 88.67       $ 151.09      $319.65
Strategic Equity......................................    $28.91       $ 88.67       $ 151.09      $319.65
Small Cap.............................................    $28.91       $ 88.67       $ 151.09      $319.65
Growth Opportunities..................................    $30.16       $ 92.38       $ 157.23      $331.64
Developing World......................................    $37.29       $113.46       $ 191.81      $397.64
OTC...................................................    $28.91       $ 88.67       $ 151.09      $319.65
Research..............................................    $28.60       $ 87.74       $ 149.55      $316.62
Total Return..........................................    $28.71       $ 88.05       $ 150.06      $317.63
Growth & Income.......................................    $30.26       $ 92.69       $ 157.74      $332.63
Value + Growth........................................    $31.09       $ 95.16       $ 161.81      $340.54
International Fixed Income............................    $37.60       $114.36       $ 193.28      $400.40
International Equity..................................    $32.75       $100.07       $ 169.90      $356.13
High Yield Bond.......................................    $26.42       $ 81.21       $ 138.69      $295.18
StocksPLUS Growth and Income..........................    $25.38       $ 78.08       $ 133.48      $284.80
Limited Maturity Bond.................................    $24.96       $ 76.83       $ 131.39      $280.62
Liquid Asset..........................................    $24.96       $ 76.83       $ 131.39      $280.62

--------------------------------------------------------------------------------

          DIVISION AFTER TRUST CONSOLIDATION             ONE YEAR    THREE YEARS    FIVE YEARS    TEN YEARS
Mid-Cap Growth*.......................................    $28.71       $ 88.05       $ 150.06      $317.63
Research..............................................    $28.60       $ 87.74       $ 149.55      $316.62
Total Return..........................................    $28.71       $ 88.05       $ 150.06      $317.63
Growth & Income.......................................    $30.06       $ 92.07       $ 156.72      $330.65
Value + Growth........................................    $30.06       $ 92.07       $ 156.72      $330.65
Global Fixed Income**.................................    $35.23       $107.39       $ 181.91      $379.02

*  The OTC Portfolio prior to the Trust Consolidation.
** The Interanational Fixed Income Portfolio prior to the Trust Consolidation.

The purpose of the Fee Table is to assist you in understanding the various costs and expenses that you will bear directly or indirectly. For purposes of computing the annual per Contract administrative charge, the dollar amounts shown in the examples are based on an Initial Premium of $65,000.

The examples reflect the election at issue of the 7% Solution Enhanced Death Benefit Option. If the Standard Death Benefit Option or the Annual Ratchet Enhanced Death Benefit Option is elected, the actual expenses incurred will be less than those represented in the Examples.

THIS EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN, SUBJECT TO THE GUARANTEES UNDER THE CONTRACT.

--------------------------------------------------------------------------------

CONDENSED FINANCIAL AND OTHER INFORMATION

INDEX OF INVESTMENT EXPERIENCE

The following table gives the index of investment experience for each Division of Account B available under the Contract for each death benefit option. Information for the Growth Opportunities, Developing World, High Yield Bond and StocksPLUS Growth and Income Divisions is not available because they had not commenced operations as of December 31, 1997. The Divisions became available on October 1, 1997, and started with the index of investment experience as shown below, except for the Growth Opportunities and Developing World Divisions which became available for investment on February 19, 1998 and the High Yield Bond and StocksPLUS Growth and Income Divisions which became available for investment on May 1, 1998. The index of investment experience is equal to the value of a unit for each Division of the Accounts. The total investment value of each Division as of the end of 1997 is shown in the right hand columns.

                                                                                                       TOTAL INVESTMENT VALUE
                                                                                                   -------------------------------
                                               INDEX OF INVESTMENT EXPERIENCE                               IN THOUSANDS
                              -----------------------------------------------------------------    -------------------------------
                                                                                                               ANNUAL        7%
DIVISION                           STANDARD            ANNUAL RATCHET           7% SOLUTION        STANDARD    RATCHET    SOLUTION
---------------------------   -------------------    -------------------    -------------------    --------    -------    --------
                              10/1/97    12/31/97    10/1/97    12/31/97    10/1/97    12/31/97    12/31/97    12/31/97   12/31/97
                              -------    --------    -------    --------    -------    --------    --------    -------    --------
Multiple Allocation........   $ 20.55     $20.55     $ 20.29     $20.28     $ 19.99     $19.97      $  542     $  269      $  699
Fully Managed..............   $ 19.49     $19.66     $ 19.24     $19.40     $ 18.96     $19.11      $  725     $  552      $2,064
Capital
  Appreciation.............   $ 21.95     $22.05     $ 21.78     $21.87     $ 21.57     $21.65      $  267     $  449      $1,449
Rising Dividends...........   $ 19.30     $20.09     $ 19.19     $19.96     $ 19.05     $19.81      $1,105     $  686      $3,360
All-Growth.................   $ 15.42     $14.28     $ 15.22     $14.09     $ 15.00     $13.88      $  725     $  551      $  563
Real Estate................   $ 25.25     $25.48     $ 24.92     $25.14     $ 24.56     $24.76      $  272     $  204      $1,102
Hard Assets................   $ 24.00     $20.57     $ 23.68     $20.29     $ 23.34     $19.99      $   88     $   98      $  213
Value Equity...............   $ 18.85     $18.28     $ 18.78     $18.20     $ 18.67     $18.09      $  517     $  737      $2,117
Strategic Equity...........   $ 14.14     $14.31     $ 14.10     $14.26     $ 14.04     $14.20      $  188     $  229      $  704
Small Cap..................   $ 13.85     $12.88     $ 13.82     $12.84     $ 13.78     $12.81      $  754     $  259      $1,280
OTC........................   $ 18.94     $18.52     $ 18.88     $18.45     $ 18.79     $18.36      $  666     $  253      $  885
Research...................   $ 19.33     $18.87     $ 19.24     $18.77     $ 19.15     $18.67      $1,106     $  561      $2,892
Total Return...............   $ 15.82     $16.10     $ 15.75     $16.02     $ 15.68     $15.94      $  874     $  415      $2,354
Growth & Income............   $ 15.99     $15.41     $ 15.95     $15.36     $ 15.92     $15.32      $1,569     $2,472      $3,772
Value + Growth.............   $ 15.18     $13.03     $ 15.14     $12.99     $ 15.10     $12.96      $1,274     $  447      $2,938
Limited Maturity
  Bond.....................   $ 15.72     $15.91     $ 15.52     $15.70     $ 15.29     $15.47      $  268     $  159      $  195
Liquid Asset...............   $ 13.71     $13.83     $ 13.53     $13.65     $ 13.33     $13.44      $1,818     $  846      $4,009
International Fixed
  Income...................   $ 11.99     $11.87     $ 11.93     $11.81     $ 11.87     $11.75      $   41     $    4      $   76
International
  Equity...................   $ 11.57     $ 9.90     $ 11.62     $ 9.95     $ 11.60     $ 9.92      $  381     $  359      $  724

FINANCIAL STATEMENTS

The audited financial statements of Separate Account B for the years ended December 31, 1997 and 1996 (as well as the auditors' report thereon) appear in the Statement of Additional Information. The audited financial statements of Golden American prepared in accordance with generally accepted accounting principles for the years ended December 31, 1997 and 1996 (as well as the auditors' report thereon) are contained in the Prospectus.

PERFORMANCE RELATED INFORMATION

Performance information for the Divisions of Account B, including the yields, standard annual total returns and other nonstandard measures of performance may appear in reports and promotional literature to current or prospective Owners. Such performance data will be computed, or accompanied by performance data computed, in accordance with standards defined by the SEC.

Current yield for the Liquid Asset Division will be based on income received by a hypothetical investment over a given 7-day period (less expenses accrued during the period), and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks, stated in terms of an annual percentage return on the investment). "Effective yield" for the Liquid Asset Division is calculated in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of earnings.

For the remaining Divisions, quotations of yield will be based on all investment income per unit (Accumulation Value divided by the index of investment experience, see Facts About the Contract, Measurement of Investment Experience, Index of Investment Experience and Unit Value) earned during a given 30-day period, less expenses accrued during the period ("net investment income"). Quotations of average annual total return for any Division will be expressed in terms of the average annual compounded rate of return on a hypothetical investment in a Contract over a period of one, five, and ten years (or, if less, up to the life of the Division), and will reflect the deduction of the applicable surrender charge, the administrative charge and the applicable mortality and expense risk charge. See Charges and Fees. Quotations of total return may simultaneously be shown for other periods that do not take into account certain contractual charges, such as the surrender charge.

Performance information for a Division may be compared, in reports and promotional literature, to: (i) the Standard & Poor's 500 Stock Index ("S&P 500"), Dow Jones Industrial Average ("DJIA"), Donoghue Money Market Institutional Averages, or other indices measuring performance of a pertinent group of securities so that investors may compare a Division's results with those of a group of securities widely regarded by investors as representative of the securities markets in general; (ii) other variable annuity separate accounts or other investment products tracked by Lipper Analytical Services, a widely used independent research firm which ranks mutual funds and other investment companies by overall performance, investment objectives, and assets, or tracked by other ratings services, including VARDS, companies, publications, or persons who rank separate accounts or other investment products on overall performance or other criteria; and (iii) the Consumer Price Index (measure for inflation) to assess the real rate of return from an investment in the Contract. Unmanaged indices may assume the reinvestment of dividends but generally do not reflect deductions for administrative and management costs and expenses. Performance information for any Division reflects only the performance of a hypothetical Contract under which the Accumulation Value is allocated to a Division during a particular time period on which the calculations are based. Performance information should be considered in light of the investment objectives and policies, characteristics and quality of the portfolio of the Series of the respective Trust in which the Division invests and the market conditions during the given time period, and should not be considered as a representation of what may be achieved in the future. For a description of the methods used to determine yield and total return for the Divisions, see the Statement of Additional Information. Reports and promotional literature may also contain other information including the ranking of any Division derived from rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by rating services, companies, publications, or other persons who rank separate accounts or other investment products on overall performance or other criteria.

--------------------------------------------------------------------------------

INTRODUCTION

THE FOLLOWING INFORMATION DESCRIBES THE CONTRACT AND THE ACCOUNTS WHICH FUND THE CONTRACT, ACCOUNT B AND THE FIXED ACCOUNT. ACCOUNT B INVESTS IN MUTUAL FUND PORTFOLIOS OF THE TRUSTS. THE FIXED ACCOUNT CONTAINS ALL OF THE ASSETS THAT SUPPORT OWNER FIXED ALLOCATIONS WHICH WE CREDIT WITH GUARANTEED INTEREST RATES FOR THE GUARANTEE PERIODS YOU SELECT.

--------------------------------------------------------------------------------

FACTS ABOUT THE COMPANY AND THE ACCOUNTS

GOLDEN AMERICAN

Golden American Life Insurance Company ("Golden American" or the "Company") is a stock life insurance company organized under the laws of the State of Delaware and is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("Equitable of Iowa") which, in turn, is a wholly owned subsidiary of ING Groep, N.V. ("ING"). Prior to December 30, 1993, Golden American was a Minnesota corporation. Prior to August 13, 1996, Golden American was a wholly owned indirect subsidiary of Bankers Trust Company. We are authorized to do business in all States, except New York, and the District of Columbia. In May 1996, we established a subsidiary, First Golden American Life Insurance Company of New York, which is authorized to do business in New York. We offer variable annuities and variable life insurance. Administrative services for the Contract are provided at our Customer Service Center, the address is shown on the cover.

Equitable of Iowa is the holding company for Equitable Life Insurance Company of Iowa, USG Annuity & Life Company, Locust Street Securities, Inc., Equitable American Insurance Company, Equitable of Iowa Securities Network, Inc., Directed Services, Inc. ("DSI"), and Golden American. On October 24, 1997, ING acquired all interest in Equitable of Iowa and its subsidiaries including Golden American. ING, based in the Netherlands, is a global financial services holding company with over $307.6 billion in assets. Equitable of Iowa and another ING affiliate own ING Investment Management, LLC, who assumed EISI's portfolio management responsibilities for the GCG Trust and the ESS Trust as of January 1, 1998.

THE TRUSTS

The GCG Trust is an open-end management investment company, more commonly called a mutual fund. The GCG Trust's shares may also be available to certain separate accounts funding variable life insurance policies offered by Golden American. This is called "mixed funding."

The GCG Trust may also sell its shares to separate accounts of other insurance companies, both affiliated and not affiliated with Golden American. This is called "shared funding." After the GCG Trust receives the requisite order from the SEC, shares of the GCG Trust may also be sold to certain qualified pension and retirement plans.

The ESS Trust is also an open-end management investment company. Currently, the ESS Trust's shares are not available to separate accounts of other insurance companies other than insurance companies affiliated with Equitable of Iowa such as Golden American.

The WP Trust is also an open-end management investment company. The WP Trust's shares are available to separate accounts of life insurance companies including that of Golden American and Equitable Life Insurance Company of Iowa and to certain qualified pension and retirement plans.

The PIMCO Trust is also an open-end management investment company. The Series of the PIMCO Trust were designated to be used as investment vehicles by separate accounts of insurance companies, including Golden American, for both variable annuity contracts and variable life insurance policies and by qualified pension and retirement plans.

Golden American does not anticipate any inherent difficulties arising from the\ mixed and/or shared funding or sales to pension or retirement plans by the GCG Trust, the WP Trust, or the PIMCO Trust. However, there is a possibility that, due to differences in the tax treatment or other considerations, the interests of Contractowners of various contracts participating in the Trusts may conflict. The Board of Trustees of the GCG Trust, the WP Trust and the PIMCO Trust, DSI Warburg, PIMCO and any other insurance companies participating in the Trusts are required to monitor events to identify any material conflicts that arise from the use of the GCG Trust, the WP Trust and/or the PIMCO Trust for mixed and/or shared funding between various policy owners and pension and retirement plans. In the event of a material conflict, Golden American will take the necessary steps, including removing the Separate Account from that Trust, to resolve the matter. See the GCG Trust, WP Trust and PIMCO Trust prospectuses for more information.

You will find complete information about the Trusts, including the risks associated with each Series, in the accompanying Trusts' prospectuses. You should read them carefully in conjunction with this prospectus before investing. Additional copies of the Trusts' prospectuses may be obtained by contacting our Customer Service Center.

PROPOSED TRUST CONSOLIDATION. In an effort to consolidate the operations of the GCG Trust and the ESS Trust ("Trust Consolidation"), the affiliated insurance companies of Equitable of Iowa, including Golden American, filed an application with the SEC requesting permission via an order to substitute shares of each Series of the ESS Trust with shares of similar Series of the GCG Trust (the "Substitution"). The Substitution of shares will reduce operating expenses and create larger economies of scale from which a further reduction of expenses is anticipated. Contractholders will benefit directly from any reduction of Trust expenses. CONTRACTHOLDERS WILL NOT BEAR ANY EXPENSE ASSOCIATED WITH THE SUBSTITUTION.

     ESS TRUST REPLACED PORTFOLIO          GCG TRUST SUBSTITUTE SERIES
     ----------------------------          ---------------------------
     OTC Portfolio                         Mid-Cap Growth Series
     Research Portfolio                    Research Series
     Total Return Portfolio                Total Return Series
     Growth & Income Portfolio             Growth & Income Series
     Value + Growth Portfolio              Value + Growth Series
     International Fixed Income Portfolio  Global Fixed Income Series

Upon obtaining the requested order for substitution from the SEC, and subject to any required prior approval by applicable insurance authorities, the Companies will effect the Substitution by simultaneously placing an order for each Division to redeem the shares of the Series of the ESS Trust and an order for each Division to purchase shares of the designated respective Series of the GCG Trust. After the Trust Consolidation has occurred, Customer Service will send affected contractholders a notice within five days.

COMPLETION OF THE PROPOSED TRUST CONSOLIDATION.
The substitution of shares of each portfolio of the Equi-Select Series Trust with shares of similar portfolios of The GCG Trust as described above was effected as of close of business on August 14, 1998.

In addition to the Series of The GCG Trust that have been available as investment options prior to Trust Consolidation, the following Series (also described above) are now available as additional investment options in replacement of the Equi-Select Series Trust Portfolios which as of the substitution are no longer available:

                      Mid-Cap Growth Series
                      Research Series
                      Total Return Series
                      Growth & Income Series
                      Value + Growth Series
                      Global Fixed Income Series

More information may be obtained by calling Customer Service at 800-366-0066.

SEPARATE ACCOUNT B

All obligations under the Contract are general obligations of Golden American. Account B is a separate investment account used to support our variable annuity Contracts and for other purposes as permitted by applicable laws and regulations. The assets of Account B are kept separate from our general account and any other separate accounts we may have. We may offer other variable annuity Contracts investing in Account B which are not discussed in this prospectus. Account B may also invest in other series which are not available to the Contract described in this prospectus.

We own all the assets in Account B. Income and realized and unrealized gains or losses from assets in the account are credited to or charged against that account without regard to other income, gains or losses in our other investment accounts. As required, the assets in Account B are at least equal to the reserves and other liabilities of that account. These assets may not be charged with liabilities from any other business we conduct.

They may, however, be subject to liabilities arising from Divisions whose assets are attributable to other variable annuity Contracts supported by Account B. If the assets exceed the required reserves and other liabilities, we may transfer the excess to our general account.

Account B was established on July 14, 1988 to invest in mutual funds, unit investment trusts or other investment portfolios which we determine to be suitable for the Contract's purposes. Account B is treated as a unit investment trust under Federal securities laws. It is registered with the SEC under the Investment Company Act of 1940 (the "1940 Act") as an investment company and meets the definition of a separate account under the Federal securities laws. It is governed by the laws of Delaware, our state of domicile, and may also be governed by the laws of other states in which we do business. Registration with the SEC does not involve any supervision by the SEC of the management or investment policies or practices of Account B.

ACCOUNT B DIVISIONS

Account B is divided into Divisions. Currently, each Division of Account B offered under this prospectus invests in a portfolio of the GCG Trust, the ESS Trust, the WP Trust or the PIMCO Trust. DSI serves as the Manager to each Series of the GCG Trust and the ESS Trust, Warburg serves as the investment adviser to the WP Trust, and PIMCO serves as Adviser to each Series of the PIMCO Trust. See the Trusts' prospectuses for details. The GCG Trust, the ESS Trust and DSI have retained several portfolio managers to manage the assets of the respective Series as indicated below. There may be restrictions on the amount of the allocation to certain Divisions based on state laws and regulations. The investment objectives of the various Series in the Trusts are described below. There is no guarantee that any portfolio or Series will meet its investment objectives. Meeting objectives depends on various factors, including, in certain cases, how well the portfolio managers anticipate changing economic and market conditions. Account B also has other Divisions investing in other series which are not available to the Contract described in this prospectus.

DSI and PIMCO provide the overall business management and administrative services necessary for the Series' operation and provide or procure the services and information necessary to the proper conduct of the business of the Series. See the Trusts' prospectuses for details.

DSI and PIMCO are responsible for providing or procuring, at their own expense, the services reasonably necessary for the ordinary operation of the Series of the GCG and PIMCO Trusts. The ESS Trust pays its own expenses. DSI and PIMCO do not bear the expense of brokerage fees and other transactional expenses for securities or other assets (which are generally considered part of the cost for assets), taxes (if any) paid by a Series of the GCG Trust or the PIMCO Trust, interest on borrowing, fees and expenses of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses. See the GCG and PIMCO Trusts prospectuses for details.

The GCG and the ESS Trusts each pay DSI for its services a fee, payable monthly, based on the annual rates of the average daily net assets of the respective Series shown in the tables below. DSI and EISI (and not the Trusts) pay each portfolio manager a monthly fee for managing the assets of the respective Series. The WP Trust pays Warburg a fee for managing the International Equity Portfolio of the WP Trust.

THE GCG TRUST

SERIES AVAILABLE CURRENTLY                              FEES (based on combined assets of the indicated groups of Series)
---------------------------------------------------     -------------------------------------------------------------------

Multiple Allocation, Fully Managed, Capital             1.00% of first $750 million;
Appreciation, Rising Dividends, All-Growth, Real        0.95% of next $1.250 billion;
Estate, Hard Assets, Value Equity, Strategic            0.90% of next $1.5 billion; and
Equity, and Small Cap Series:                           0.85% of amount in excess of $3.5 billion

Growth Opportunities Series(1):                         1.10% of first $250 million;
                                                        1.05% of next $400 million;
                                                        1.00% of next $450 million; and
                                                        0.95% of amount in excess of $1.1 billion

Developing World Series:                                1.75% of average daily net assets

Limited Maturity Bond and                               0.60% of first $200 million;
Liquid Asset Series:                                    0.55% of next $300 million; and
                                                        0.50% of amount in excess of $500 million
---------------------------------------------------------------------------------------------------------------------------

------------------------------
(1) After Trust Consolidation, the assets of the Growth Opportunity, the Growth & Income and the Value + Growth Series will be combined for the purposes of determining fees.

SERIES AVAILABLE WITH TRUST CONSOLIDATION               FEES (based on combined assets of the indicated groups of Series)
---------------------------------------------------     -------------------------------------------------------------------

Growth & Income and Value + Growth Series(1):           1.10% of first $250 million in combined assets of these Series;
                                                        1.05% of next $400 million;
                                                        1.00% of next $450 million; and
                                                        0.95% of amount in excess of $1.1 billion

Mid-Cap Growth, Total Return,                           1.00% of first $250 million in combined assets of these Series;
and Research Series:                                    0.95% of next $400 million;
                                                        0.90% of next $450 million; and
                                                        0.85% of amount in excess of $1.1 billion

Global Fixed Income Series:                             1.60%
---------------------------------------------------------------------------------------------------------------------------

------------------------------
(1) After Trust Consolidation, the assets of the Growth Opportunity, the Growth & Income and the Value + Growth Series will be combined for the purposes of determining fees.

THE ESS TRUST

SERIES                                                  FEES
---------------------------------------------------     -------------------------------------------------------------------

OTC, Research, and Total Return Portfolios:             0.80% of first $300 million;
                                                        0.55% of amount in excess of $300 million

Growth & Income Portfolio:                              0.95% of first $200 million;
                                                        0.75% of amount in excess of $200 million

Value + Growth Portfolio:                               0.95% of first $500 million;
                                                        0.75% of amount in excess of $500 million

International Fixed Income Portfolio:                   0.85% of first $200 million;
                                                        0.75% of next $300 million;
                                                        0.60% of next $500 million;
                                                        0.55% of next $1.0 billion;
                                                        0.40% of amount in excess of $2.0 billion
---------------------------------------------------------------------------------------------------------------------------

The PIMCO Trust pays PIMCO an advisory fee (see the table following) and an administrative fee of 0.25%, each payable monthly, based on the average daily net assets of each of the Series for managing the assets of the Series and for administering the Trust.

---------------------------------------------------------------------------------------------------------------------------

THE WP TRUST

SERIES                                                  FEES
---------------------------------------------------     -------------------------------------------------------------------

International Equity Portfolio:                         1.00% of average daily net assets
---------------------------------------------------------------------------------------------------------------------------

THE PIMCO TRUST:

SERIES                                                  ADVISORY FEE
---------------------------------------------------     -------------------------------------------------------------------

PIMCO High Yield Bond Portfolio:                        0.50%

PIMCO StocksPLUS Growth and Income Portfolio:           0.40%
---------------------------------------------------------------------------------------------------------------------------

The following Divisions invest in designated Series of the GCG Trust.

MULTIPLE ALLOCATION DIVISION

MULTIPLE ALLOCATION SERIES
OBJECTIVE -- The highest total return, consisting of capital appreciation and current income, consistent with the preservation of capital and elimination of unnecessary risk.
INVESTMENTS -- Investment in equity and debt securities and the use of certain sophisticated investment strategies and techniques.
PORTFOLIO MANAGER -- Zweig Advisors Inc.

FULLY MANAGED DIVISION

FULLY MANAGED SERIES
OBJECTIVE -- High total investment return over the long term, consistent with the preservation of capital and prudent investment risk.
INVESTMENTS -- Pursues an active asset allocation strategy whereby investments are allocated, based upon an evaluation of economic and market trends and the anticipated relative total return available, among three asset classes -- debt securities, equity securities and money market instruments.
PORTFOLIO MANAGER -- T. Rowe Price Associates, Inc.

CAPITAL APPRECIATION DIVISION

CAPITAL APPRECIATION SERIES
OBJECTIVE -- Long-term capital growth.
INVESTMENTS -- Invests in common stocks and preferred stock that will be allocated among various categories of stocks referred to as "components" which consist of the following: (i) The Growth Component -- Securities that the portfolio manager believes have the following characteristics: stability and quality of earnings and positive earnings momentum; dominant competitive positions; and demonstrate above-average growth rates as compared to published S&P 500 earnings projections; and (ii) The Value Component-Securities that the portfolio manager regards as fundamentally undervalued, i.e., securities selling at a discount to asset value and securities with a relatively low price/earnings ratio. The securities eligible for this component may include real estate stocks, such as securities of publicly owned companies that, in the portfolio manager's judgment, offer an optimum combination of current dividend yield, expected dividend growth, and discount to current real estate value.
PORTFOLIO MANAGER -- INVESCO (NY), INC. Formerly Chancellor LGT Asset Management, Inc.

Note: On May 29, 1998, AMVESCAP PLC ("AMVESCAP") completed a transaction to acquire several subsidiaries of the Liechtenstein Global Trust, AG ("LGT"), which made up the LGT Asset Management Division and included Chancellor LGT Asset Management, Inc. ("Chancellor"). In connection with the acquisition, Chancellor, the portfolio manager of the Capital Appreciation Series of The GCG Trust has been renamed INVESCO (NY), Inc. ("INVESCO"). AMVESCAP is an independent investment company focused on institutional and retail investment management. AMVESCAP and its affiliates have approximately $192 billion under management. On April 29, 1998, at a special meeting of the shareholders of the Capital Appreciation Series of The GCG Trust, the shareholders approved the new portfolio management agreement between The GCG Trust, Directed Services, Inc. and INVESCO. The agreement became effective as of May 29, 1998.

RISING DIVIDENDS DIVISION

RISING DIVIDENDS SERIES
OBJECTIVE -- Capital appreciation, with dividend income as a secondary objective.
INVESTMENTS -- Investment in equity securities of high quality companies that meet the following four criteria: consistent dividend increases; substantial dividend increases; reinvested profits; and an under-leveraged balance sheet. PORTFOLIO MANAGER -- Kayne Anderson Investment Management, LLC.

ALL-GROWTH DIVISION

ALL-GROWTH SERIES
OBJECTIVE -- Capital appreciation.
INVESTMENTS -- Investment in securities selected for their long-term growth prospects.
PORTFOLIO MANAGER -- Pilgrim, Baxter & Associates, Ltd.

REAL ESTATE DIVISION

REAL ESTATE SERIES
OBJECTIVE -- Capital appreciation, with current income as a secondary objective. INVESTMENTS -- Investment in publicly traded equity securities of companies in the real estate industry listed on national exchanges or on the National Association of Securities Dealers Automated Quotation System.
PORTFOLIO MANAGER -- EII Realty Securities, Inc.

HARD ASSETS DIVISION

HARD ASSETS SERIES
OBJECTIVE -- Long-term capital appreciation.
INVESTMENTS -- Investment in equity and debt securities of companies engaged in the exploration, development, production, management, and distribution of hard assets.
PORTFOLIO MANAGER -- Van Eck Associates Corporation

VALUE EQUITY DIVISION

VALUE EQUITY SERIES
OBJECTIVE -- Capital appreciation with a secondary objective of dividend income. INVESTMENTS -- Investment primarily in equity securities of U.S. and foreign issuers which, when purchased, meet quantitative standards believed by the Portfolio Manager to indicate above average financial soundness and high intrinsic value relative to price.
PORTFOLIO MANAGER -- Eagle Asset Management, Inc.

STRATEGIC EQUITY DIVISION

STRATEGIC EQUITY SERIES
OBJECTIVE -- Long-term capital appreciation.
INVESTMENTS -- Investment primarily in equity securities based on various equity market timing techniques. The amount of the Series' assets allocated to equities shall vary from time to time to seek positive investment performance from advancing equity markets and to reduce exposure to equities when risk/reward characteristics are believed to be less attractive.
PORTFOLIO MANAGER -- Zweig Advisors Inc.

SMALL CAP DIVISION

SMALL CAP SERIES
OBJECTIVE -- Long-term capital appreciation.
INVESTMENTS -- Investment primarily in equity securities of companies that, at the time of purchase, have a total market capitalization -- present market value per share multiplied by the total number of shares outstanding -- within the range of companies included in the Russell 2000 Growth Index.
PORTFOLIO MANAGER -- Fred Alger Management, Inc.

GROWTH OPPORTUNITIES DIVISION

GROWTH OPPORTUNITIES SERIES
OBJECTIVE -- Capital appreciation.

INVESTMENTS -- Investment primarily in equity securities of domestic companies emphasizing companies with market capitalizations of $1 billion or more. PORTFOLIO MANAGER -- Montgomery Asset Management, LLC

DEVELOPING WORLD DIVISION

DEVELOPING WORLD SERIES
OBJECTIVE -- Capital appreciation.
INVESTMENTS -- Investment primarily in equity securities of companies in countries having economies and markets generally considered to be emerging or developing.
PORTFOLIO MANAGER -- Montgomery Asset Management, LLC

LIMITED MATURITY BOND DIVISION

LIMITED MATURITY BOND SERIES
OBJECTIVE -- Highest current income consistent with low risk to principal and liquidity. Also seeks to enhance its total return through capital appreciation when market factors indicate that capital appreciation may be available without significant risk to principal.
INVESTMENTS -- Investment primarily in a diversified portfolio of limited maturity debt securities. No individual security will at the time of purchase have a remaining maturity longer than seven years and the dollar-weighted average maturity of the Series will not exceed five years.
PORTFOLIO MANAGER -- ING Investment Management, LLC

LIQUID ASSET DIVISION

LIQUID ASSET SERIES
OBJECTIVE -- High level of current income consistent with the preservation of capital and liquidity.
INVESTMENTS -- Obligations of the U.S. Government and its agencies and instrumentalities; bank obligations; commercial paper and short-term corporate debt securities.
TERM -- All issues maturing in less than one year.
PORTFOLIO MANAGER -- ING Investment Management, LLC

The following Divisions invest in designated Series of the ESS Trust. After Trust Consolidation, they will invest in designated Series of the GCG Trust.

OTC DIVISION  (At the time of Trust Consolidation, the OTC Division will be renamed the Mid-Cap Growth Division, and it will then invest in the Mid-Cap Growth Series of the GCG Trust.)

OTC PORTFOLIO
OBJECTIVE -- Long-term growth of capital.
INVESTMENTS -- Investment primarily in securities of companies that are traded principally on the over-the-counter (OTC) market.
PORTFOLIO MANAGER -- Massachusetts Financial Services Company

After Trust Consolidation: MID-CAP GROWTH DIVISION
                           MID-CAP GROWTH SERIES OF THE GCG TRUST
                           OBJECTIVE -- Long-term growth of capital.
                           INVESTMENTS -- Investment primarily in equity securities with medium market capitalization. PORTFOLIO MANAGER -- Massachusetts Financial Services Company

RESEARCH DIVISION

RESEARCH PORTFOLIO
OBJECTIVE -- Long term growth of capital and future income.
INVESTMENTS -- Investment primarily in common stocks or securities convertible into common stocks of companies believed to possess better than average prospects for long-term growth.
PORTFOLIO MANAGER -- Massachusetts Financial Services Company

After Trust Consolidation: RESEARCH DIVISION
                           RESEARCH SERIES OF THE GCG TRUST
                           OBJECTIVE -- Long-term growth of capital and future income.

                           INVESTMENTS -- Investment primarily in common stocks or securities convertible into common stocks of companies believed to possess better than average prospects for long-term growth.
                           PORTFOLIO MANAGER -- Massachusetts Financial Services Company

TOTAL RETURN DIVISION

TOTAL RETURN PORTFOLIO
OBJECTIVE -- Above-average income consistent with prudent employment of capital. INVESTMENTS -- Investment primarily in equity securities.
PORTFOLIO MANAGER -- Massachusetts Financial Services Company

After Trust Consolidation: TOTAL RETURN DIVISION
                           TOTAL RETURN SERIES OF THE GCG TRUST
                           OBJECTIVE -- Above-average income consistent with prudent employment of capital.
                           INVESTMENTS -- Investment primarily in equity securities.
                           PORTFOLIO MANAGER -- Massachusetts Financial Services Company

GROWTH & INCOME DIVISION

GROWTH & INCOME PORTFOLIO
OBJECTIVE -- Long-term total return.
INVESTMENTS -- Investment primarily in equity and debt securities, focusing on small- and mid-cap companies that offer potential appreciation, current income, or both.
PORTFOLIO MANAGER -- Robertson, Stephens & Company Investment Management, L.P.

After Trust Consolidation: GROWTH & INCOME DIVISION
                           GROWTH & INCOME SERIES OF THE GCG TRUST
                           OBJECTIVE -- Long-term total return.
                           INVESTMENTS -- Investment primarily in equity and debt securities, focusing on small- and mid-cap companies that offer potential appreciation, current income, or both.
                           PORTFOLIO MANAGER -- Robertson, Stephens & Company Investment Management, L.P.

VALUE + GROWTH DIVISION

VALUE + GROWTH PORTFOLIO
OBJECTIVE -- Capital appreciation.
INVESTMENTS -- Investment primarily in mid-cap growth companies with favorable relationships between price/earnings ratios and growth rates. Mid-cap companies are those with market capitalizations ranging from $750 million to approximately $2 billion.
PORTFOLIO MANAGER -- Robertson, Stephens & Company Investment Management, L.P.

After Trust Consolidation: VALUE + GROWTH DIVISION
                           VALUE + GROWTH SERIES OF THE GCG TRUST
                           OBJECTIVE -- Capital appreciation.
                           INVESTMENTS -- Investment primarily in mid-cap growth companies with favorable relationships between price/earnings ratios and growth rates. Mid-cap companies are those with market capitalizations ranging from $750 million to approximately $2.0 billion.
                           PORTFOLIO MANAGER -- Robertson, Stephens & Company Investment Management, L.P.

INTERNATIONAL FIXED INCOME DIVISION  (At the time of Trust Consolidation, the
                                     International Fixed Income Division will be renamed the Global Fixed Income Division, and it will then invest in the Global Fixed Income Series of the GCG Trust.)

INTERNATIONAL FIXED INCOME PORTFOLIO
OBJECTIVE -- High total return.

INVESTMENTS -- Investment in both foreign and domestic debt securities and related foreign currency transactions. The total return will be sought through a combination of current income, capital gains and gains in currency positions. PORTFOLIO MANAGER -- Baring International Investment Limited

After Trust Consolidation: GLOBAL FIXED INCOME DIVISION
                           GLOBAL FIXED INCOME SERIES OF THE GCG TRUST
                           OBJECTIVE -- High Total Return.
                           INVESTMENTS -- Investment primarily in both domestic and foreign debt securities and related foreign currency transactions. The total return will be sought through a combination of current income, capital gains and gains in currency positions. PORTFOLIO MANAGER -- Baring International Investment Limited

The following Division invests in the designated Series of the WP Trust.

INTERNATIONAL EQUITY DIVISION

INTERNATIONAL EQUITY PORTFOLIO
OBJECTIVE -- Long-term capital appreciation.
INVESTMENTS -- Investment primarily in a broadly diversified portfolio of equity securities of companies that have their principal business activities and interests outside of the United States.
PORTFOLIO MANAGER -- Warburg Pincus Asset Management, Inc.

The following Divisions invest in designated Series of the PIMCO Trust.

HIGH YIELD BOND DIVISION

PIMCO HIGH YIELD BOND PORTFOLIO
OBJECTIVE -- Maximize total return.
INVESTMENTS -- Invests in at least 65% of its assets in a diversified portfolio of junk bonds rated at least B by Moody's Investor Services, Inc. or Standard & Poor's Rating Services, a Division of the McGraw Hill Cos., Inc., or, if unrated, determined by the Adviser to be of comparable quality.
PORTFOLIO MANAGER -- PIMCO

STOCKSPLUS GROWTH AND INCOME DIVISION

PIMCO STOCKSPLUS GROWTH AND INCOME PORTFOLIO
OBJECTIVE -- Total return that exceeds the total return of the S&P 500. INVESTMENTS -- Invests in common stocks, options, futures, options on futures and swaps consistent with its portfolio management strategy to attempt to equal or exceed the performance of the S&P 500.
PORTFOLIO MANAGER -- PIMCO

CHANGES WITHIN ACCOUNT B

We may from time to time make additional Divisions available. These Divisions will invest in investment portfolios we find suitable for the Contract. We also have the right to eliminate investment Divisions from Account B, to combine two or more Divisions, or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio no longer suits the purposes of the Contract. This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio is no longer available for investment, or for some other reason. In addition, we reserve the right to transfer assets of Account B, which we determine to be associated with the class of Contracts to which your Contract belongs, to another account. If necessary, we will get prior approval from the insurance department of our state of domicile before making such a substitution or transfer. We will also get any required approval from the SEC and any other required approvals before making such a substitution or transfer. We will notify you as soon as practicable of any proposed changes.

When permitted by law, we reserve the right to:

(1) deregister Account B under the 1940 Act;

(2) operate Account B as a management company under the 1940 Act if it is operating as a unit investment trust;

(3) operate Account B as a unit investment trust under the 1940 Act if it is operating as a managed separate account;

(4) restrict or eliminate any voting rights as to Account B; and

(5) combine Account B with other accounts.

THE FIXED ACCOUNT

Premium payments and Credits may be allocated to the Fixed Account at the time of the Initial Premium payment or as subsequently made. Note certain restrictions may apply; see Crediting Premium Payments. In addition, all or part of your Accumulation Value may be transferred to the Fixed Account. Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customers, Owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933 but the Fixed Account is not registered under the 1940 Act.

SELECTING A GUARANTEE PERIOD. You may select one or more Fixed Allocations with specified Guarantee Periods for investment. We currently offer Guarantee Periods with durations of 1, 3, 5, 7 and 10 years. We reserve the right at any time to decrease or increase the number of Guarantee Periods offered. Not all Guarantee Periods may be available for new allocations. Each Fixed Allocation will have a Maturity Date corresponding to the last day of the calendar month of the applicable Guarantee Period.

Your Accumulation Value in the Fixed Account equals the sum of your Fixed Allocations, plus Credits, plus the interest credited thereto, as adjusted for any partial withdrawals, reallocations or other charges we may impose. Your Fixed Allocation will be credited with the Guaranteed Interest Rate in effect on the date we receive and accept your premium or reallocation of Accumulation Value. The Guaranteed Interest Rate will be credited daily to yield the quoted Guaranteed Interest Rate.

GUARANTEED INTEREST RATES. Each Guarantee Period will have an interest rate that is guaranteed. We do not have a specific formula for establishing the Guaranteed Interest Rates for the different Guarantee Periods. The determination made will be influenced by, but not necessarily correspond to, interest rates available on fixed income investments which we may acquire with the amounts we receive as premium payments or reallocations of Accumulation Value under the Contracts. These amounts will be invested primarily in investment-grade fixed income securities including: securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government; debt securities that have an investment grade rating, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Ratings Group (AAA, AA, A or BBB) or any other nationally recognized rating service; mortgage-backed securities collateralized by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association or the Government National Mortgage Association, or that have an investment grade rating at the time of purchase within the four highest grades described above; other debt investments; commercial paper; and cash or cash equivalents. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the Guaranteed Interest Rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict or guarantee the level of future interest rates. However, no Fixed Allocation will ever have a Guaranteed Interest Rate of less than 3% per year.

We may offer interest rate specials from time to time during which times the interest rates declared for new premiums are higher than the base rate supported by current investment yields. Renewal rates for such rate specials will be derived from the base rate not the special rates initially declared. Such rate specials are offered at our discretion and only if you have a Fixed Allocation.

While the foregoing generally describes our investment strategy with respect to the Fixed Account, we are not obligated to invest according to any particular strategy, except as may be required by Delaware and other state insurance laws.

TRANSFERS FROM A FIXED ALLOCATION. You may transfer your Accumulation Value from a Fixed Allocation to one or more new Fixed Allocations with new Guarantee Periods of any length offered by us or to the Divisions of Account B. Unless you specify in writing the Fixed Allocations from which such transfers will be made, we will transfer amounts from the Fixed Allocations starting with the Guarantee Period nearest its Maturity Date, until we have honored your transfer request.

Transfers from a Fixed Allocation made within 30 days prior to the Maturity Date of the applicable Guarantee Period or pursuant to the dollar cost averaging program will not be subject to a Market Value Adjustment. All other transfers from your Fixed Allocations will be subject to a Market Value Adjustment. The minimum amount that can be transferred to or from any Fixed Allocation is $100. If a transfer request would reduce the Accumulation Value remaining in your Fixed Allocation to less than $100, we will treat such transfer request as a request to transfer the entire Accumulation Value in such Fixed Allocation.

At the end of a Fixed Allocation's Guarantee Period, you may transfer amounts in that Fixed Allocation to the Divisions and one or more new Fixed Allocations with Guarantee Periods of any length then offered by us. You may not, however, transfer amounts to any Fixed Allocation with a Guarantee Period that extends beyond your Annuity Commencement Date.

At least 30 calendar days prior to a Maturity Date of any of your Fixed Allocations, or earlier if required by state law, we will send you a notice of the Guarantee Periods then available. Prior to the Maturity Date of your Fixed Allocations you must notify us as to which Division or new Guarantee Period you have selected. If timely instructions are not received, we will transfer your Accumulation Value in the maturing Fixed Allocation to a Fixed Allocation with a Guarantee Period equal in length to the expiring Guarantee Period. If such Guarantee Period is not available or extends beyond your Annuity Commencement Date, we will transfer your Accumulation Value in the maturing Fixed Allocation to the next shortest Guarantee Period which does not extend beyond the Annuity Commencement Date. If no such Guarantee Period is available, we will transfer your Accumulation Value to the Specially Designated Division.

PARTIAL WITHDRAWALS FROM A FIXED ALLOCATION. Prior to the Annuity Commencement Date and while your Contract is in effect, you may take partial withdrawals from the Accumulation Value in a Fixed Allocation by sending satisfactory notice to our Customer Service Center. You may make systematic withdrawals of interest earnings only from a Fixed Allocation under our Systematic Partial Withdrawal Option. (See, Partial Withdrawals, Systematic Partial Withdrawal Option.) Systematic withdrawals from a Fixed Allocation are not permitted if such Fixed Allocation participates in the dollar cost averaging program. Withdrawals from a Fixed Allocation taken within 30 days prior to the Maturity Date and systematic withdrawals are not subject to a Market Value Adjustment; however, a surrender charge may be imposed. Withdrawals may have federal income tax consequences, including a 10% penalty tax. See Surrender Charge, Surrender Charge for Excess Partial Withdrawals and Federal Tax Considerations.

If you specify a Fixed Allocation from which your partial withdrawal will be made, we will assess the partial withdrawal against that Fixed Allocation. If you do not specify the investment option from which the partial withdrawal will be taken, we will not assess your partial withdrawal against any Fixed Allocations unless the partial withdrawal exceeds the Accumulation Value in the Divisions of Account B. If there is no Accumulation Value in those Divisions, partial withdrawals will be deducted from your Fixed Allocations starting with the Guarantee Periods nearest their Maturity Dates until we have honored your request.

MARKET VALUE ADJUSTMENT. We will apply a Market Value Adjustment, determined by application of the formula described below, in the following circumstances: (i) whenever you make a withdrawal or transfer from a Fixed Allocation, other than withdrawals or transfers made within 30 days prior to the Maturity Date of the applicable Guarantee Period, systematic partial withdrawals, or pursuant to the dollar cost averaging program; and (ii) on the Annuity Commencement Date with respect to any Fixed Allocation having a Guarantee Period that does not end on or within 30 days after the Annuity Commencement Date.

The Market Value Adjustment is determined by multiplying the amount withdrawn, transferred or annuitized by the following factor:


                      (   1+I   )^(N/365)
                      (---------)          -1
                      (1+J+.0050)


Where "I" is the Index Rate for a Fixed Allocation as of the first day of the applicable Guarantee Period; "J" is the Index Rate for new Fixed Allocations with Guarantee Periods equal to the number of years (fractional years are rounded up to the next full year except in Pennsylvania) remaining in the Guarantee Period at the time of the withdrawal, transfer or annuitization; and "N" is the remaining number of days in the Guarantee Period at the time of the withdrawal, transfer or annuitization.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average currently is based on the period from the 22nd day of the calendar month two months prior to the calendar month of the Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity is the maturity date for these U.S. Treasury Strips on or next following the last day of the Guarantee Period. If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method approved where required.

We currently calculate the Index Rate once each calendar month. However, we reserve the right to calculate the Index Rate more frequently than monthly, but in no event will such Index Rate be based upon a period of less than 28 days.

The Market Value Adjustment may result in either an increase or decrease in the Accumulation Value of your Fixed Allocation. If a full surrender, transfer or annuitization from the Fixed Allocation has been requested, the balance of the Market Value Adjustment will be added to or subtracted from the amount surrendered, transferred or annuitized. If a partial withdrawal, transfer or annuitization has been requested, the Market Value Adjustment will be calculated on the total amount that must be withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds the Accumulation Value in the Fixed Allocation, such transaction will be considered a full surrender, transfer or annuitization. The Appendix contains several examples which illustrate the application of the Market Value Adjustment.

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FACTS ABOUT THE CONTRACT

THE OWNER

You are the Owner. You are also the Annuitant unless another Annuitant is named in the application or enrollment form. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple Owners named, the age of the oldest Owner shall determine the applicable death benefit.

Death of an Owner activates the death benefit provision. In the case of a sole Owner who dies prior to the Annuity Commencement Date, we will pay the Beneficiary the death benefit when due. The sole Owner's estate will be the Beneficiary if no Beneficiary designation is in effect, or if the designated Beneficiary has predeceased the Owner. In the case of a joint Owner of the Contract dying prior to the Annuity Commencement Date, we will designate the surviving Owner(s) as the Beneficiary(ies). This supersedes any previous Beneficiary designation.

In the case where the Owner is a trust and a beneficial Owner of the trust has been designated, the beneficial Owner will be treated as the Owner of the Contract solely for the purpose of determining the death benefit provisions. If a beneficial Owner is changed or added after the Contract Date, this will be treated as a change of Owner for purposes of determining the death benefit. See Change of Owner or Beneficiary. If no beneficial Owner of the Trust has been designated, the availability of enhanced death benefits will be determined by the age of the Annuitant at issue.

THE ANNUITANT

The Annuitant is the person designated by the Owner to be the measuring life in determining Annuity Payments. The Owner will receive the annuity benefits of the Contract if the Annuitant is living on the Annuity Commencement Date. If the Annuitant dies before the Annuity Commencement Date, and a contingent Annuitant has been named, the contingent Annuitant becomes the Annuitant (unless the Owner is not an individual, in which case the death benefit becomes payable). Once named, the Annuitant may not be changed at any time.

If there is no contingent Annuitant when the Annuitant dies prior to the Annuity Commencement Date, the Owner will become the Annuitant. The Owner may designate a new Annuitant within 60 days of the death of the Annuitant.

If there is no contingent Annuitant when the Annuitant dies prior to the Annuity Commencement Date and the Owner is not an individual, we will pay the Beneficiary the death benefit then due. The Beneficiary will be as provided in the Beneficiary designation then in effect. If no Beneficiary designation is in effect, or if there is no designated Beneficiary living, the Owner will be the Beneficiary. If the Annuitant was the sole Owner and there is no Beneficiary designation, the Annuitant's estate will be the Beneficiary.

Regardless of whether a death benefit is payable, if the Annuitant dies and any Owner is not an individual, such death will trigger application of the distribution rules imposed by Federal tax law.

THE BENEFICIARY

The Beneficiary is the person to whom we pay death benefit proceeds and who becomes the successor Owner if the Owner dies prior to the Annuity Commencement Date. We pay death benefit proceeds to the primary Beneficiary (unless there are joint Owners, in which case death proceeds are payable to the surviving Owner(s)). See Proceeds Payable to the Beneficiary.

If the Beneficiary dies before the Annuitant or Owner, the death benefit proceeds are paid to the contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the death benefit proceeds to the Owner's estate.

One or more persons may be named as Beneficiary or contingent Beneficiary. In the case of more than one Beneficiary, unless otherwise specified, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

You have the right to change beneficiaries during the Annuitant's lifetime unless you have designated an irrevocable Beneficiary. When an irrevocable Beneficiary has been designated, you and the irrevocable Beneficiary may have to act together to exercise certain rights and options under the Contract.

CHANGE OF OWNER OR BENEFICIARY

During the Annuitant's lifetime and while your Contract is in effect, you may transfer ownership of the Contract (if purchased in connection with a non-qualified plan) subject to our published rules at the time of the change. A change in Ownership may affect the amount of the death benefit and the guaranteed death benefit. You may also change the Beneficiary. To make either of these changes, you must send us written notice of the change in a form satisfactory to us. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. See Federal Tax Considerations, Assignments, Pledges and Gratuitous Transfers.

AVAILABILITY OF THE CONTRACT

We can issue a Contract if both the Annuitant and the Owner are not older than age 85.

TYPES OF CONTRACTS

QUALIFIED CONTRACTS. The Contract may be issued as an Individual Retirement Annuity or in connection with an individual retirement account or other qualified plan. In the latter cases, the Contract will be issued without an Individual Retirement Annuity endorsement, and the rights of the participant under the Contract will be affected by the terms and conditions of the particular individual retirement trust or custodial account, and by provisions of the Code and the regulations thereunder. For example, the individual retirement trust or custodial account will impose minimum distribution rules, which may require distributions to commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. For both Individual Retirement Annuities and individual retirement accounts, the minimum Initial Premium is $1,500. The annual limits on contributions to IRAs and Roth IRAs are described under Federal Tax Consequences.

IF THE CONTRACT IS PURCHASED TO FUND A QUALIFIED PLAN OTHER THAN A ROTH IRA, DISTRIBUTION MUST COMMENCE NOT LATER THAN APRIL 1ST OF THE CALENDAR YEAR FOLLOWING THE CALENDAR YEAR IN WHICH YOU ATTAIN AGE 70 1/2. IF YOU OWN MORE THAN ONE QUALIFIED PLAN, YOU SHOULD CONSULT YOUR TAX ADVISOR.

NON-QUALIFIED CONTRACTS. The Contract may fund any non-qualified plan. Non-qualified Contracts do not qualify for any tax-favored treatment other than the benefits provided for by annuities.

YOUR RIGHT TO SELECT OR CHANGE CONTRACT OPTIONS

Before the Annuity Commencement Date, you may change the Annuity Commencement Date, frequency of Annuity Payments or the Annuity Option by sending a written request to our Customer Service Center. The Annuitant may not be changed at any time.

PREMIUMS

You purchase the Contract with an Initial Premium. After the end of the Free Look Period, you may make additional premium payments. See Making Additional Premium Payments. The minimum Initial Premium is $10,000 for a non-qualified Contract and $1,500 for a qualified Contract.

You must receive our prior approval before making a premium payment that causes the Accumulation Value of all annuities that you maintain with us to exceed $1,000,000. We may change the minimum initial or additional premium requirements for certain group or sponsored arrangements. See Group or Sponsored Arrangements.

QUALIFIED PLANS

For IRA Contracts, the annual premium on behalf of any individual Contract may not exceed $2,000. Provided your spouse does not make a contribution to an IRA, you may set up a spousal IRA even if your spouse has earned some compensation during the year. The maximum deductible amount for a spousal IRA program is the lesser of $2,250 or 100% of your compensation reduced by the contribution (if any) made by you for the taxable year to your own IRA. However, no more than $2,000 can go to either your or your spouse's IRA in any one year. For example, $1,750 may go to your IRA and $500 to your spouse's IRA. These maximums are not applicable if the premium is the result of a rollover from another qualified plan.

For Roth IRA Contracts, the annual premium on behalf of any individual Contract, together with the total amount of any contributions you have made to any non-Roth IRAs (except for rollover contributions), may not exceed the lesser of $2,000 or 100% of your compensation. Contributions to a Roth IRA are subject to income limits. See IRA Contracts and Other Qualified Retirement Plans.

WHERE TO MAKE PAYMENTS. Remit premium payments to our Customer Service Center. The address is shown on the cover. We will send you a confirmation notice.

MAKING ADDITIONAL PREMIUM PAYMENTS

You may make additional premium payments after the end of the Free Look Period. We can accept additional premium payments until either the Annuitant or Owner reaches the Attained Age of 85 under non-qualified plans. For qualified plans, no contributions may be made to an IRA Contract other than a Roth IRA for the taxable year in which you attain age 70 1/2 and thereafter (except for rollover contributions). The minimum additional premium payment we will accept is $500 for a non-qualified plan and $250 for a qualified plan.

CREDITING PREMIUM PAYMENTS

The Initial Premium will be accepted or rejected within two business days of receipt by us if accompanied by information sufficient to permit us to determine if we are able to issue a Contract. We may retain an Initial Premium for up to five business days while attempting to obtain information sufficient to enable us to issue the Contract. If we are unable to do so within five business days, the applicant or enrollee will be informed of the reasons for the delay and the Initial Premium will be returned immediately unless the applicant or enrollee consents to our retaining the Initial Premium until we have received the information we require. Thereafter, all additional premiums will be accepted on the day received.

In certain states we will also accept, by agreement with broker-dealers, transmittal of initial and additional premium payments by wire order from the broker-dealer to our Customer Service Center. Such transmittals must be accompanied by a simultaneous telephone facsimile or other electronic data transmission containing the essential information we require to open an account and allocate the premium payment. Contact our Customer Service Center to find out about state availability and broker-dealer requirements.

Upon our acceptance of premium payments received via wire order and accompanied by sufficient electronically transmitted data, we will issue the Contract, allocate the premium payment and Credit according to your instructions, and invest the payment at the value next determined following receipt. See Restrictions on Allocation of Premium Payments. Wire orders not accompanied by sufficient data to enable us to accept the premium payment may be retained for up to five business days while we attempt to obtain information sufficient to enable us to issue the Contract. If we are unable to do so, our Customer Service Center will inform the broker-dealer, on behalf of the applicant or enrollee, of the reasons for the delay and return the premium payment immediately to the broker-dealer for return to the applicant or enrollee, unless the applicant or enrollee specifically consents to allow us to retain the premium payment until our Customer Service Center receives the required information.

On the date we receive and accept your initial or additional premium payment:

(1) We allocate the Initial Premium and any Credit among the Divisions and Fixed Allocations according to your instructions, subject to any restrictions. See Restrictions on Allocation of Premium Payments. For additional premium payments, the Accumulation Value will increase by the amount of the premium and any Credit. If we do not receive instructions from you, the increase in the Accumulation Value will be allo-cated among the Divisions in proportion to the amount of Accumulation Value in each Division as of the date we receive and accept the additional premium payment. If there is no Accumulation Value in the Divisions, the increase in the Accumulation Value will be allocated to a Fixed Allocation with the shortest Guarantee Period then available.

(2) For an Initial Premium, we calculate your applicable death benefit. When an additional premium payment is made, we increase your applicable death benefit in accordance with the death benefit option in effect for your Contract.

Following receipt and acceptance of the wire order and accompanying data, and investment of the premium payment, we will follow one of the two procedures set forth below. The one we follow is determined by state availability and the procedures of the broker-dealer which submitted the wire order.

(1) We will issue the Contract. However, until we have received and accepted a properly completed application or enrollment form, we reserve the right to rescind the Contract. If the form is not received within fifteen days of receipt of the premium payment, we will refund the Accumulation Value adjusted for any applicable Market Value Adjustment less any Credit plus any charges we deducted, and the Contract will be voided. Some states require that we return the premium paid. In these states, different rules will apply.

(2) Based on the information provided, we will issue the Contract. We will mail the Contract to you, together with an Application Acknowledgment Statement. You must execute the Application Acknowledgment Statement and return it to us at our Customer Service Center. Until we receive the executed Application Acknowledgment Statement, neither you nor the broker-dealer may execute any financial transactions with respect to the Contract unless such transactions are appropriately requested in writing by you.

RESTRICTIONS ON ALLOCATION OF PREMIUM PAYMENTS

We may require that an Initial Premium plus Credit designated for a Division of Account B or the Fixed Account be allocated to the Specially Designated Division during the Free Look Period for Initial Premiums received from some states. After the Free Look Period, if your Initial Premium plus Credit was allocated to the Specially Designated Division, we will transfer the Accumulation Value to the Divisions you previously selected based on the index of investment experience next computed for each Division. See Facts About the Contract, Measurement of Investment Experience, Index of Investment Experience and Unit Value. Initial premiums designated for the Fixed Account will be allocated to a Fixed Allocation with the Guarantee Period you have chosen; however, we reserve the right to allocate to the Specially Designated Division for the Free Look Period, then to your selected Fixed Allocations.

YOUR RIGHT TO REALLOCATE

You may reallocate your Accumulation Value among the Divisions and Fixed Allocations at the end of the Free Look Period. We currently do not assess a charge for allocation changes made during a Contract Year. We reserve the right, however, to assess a $25 charge for each allocation change after the twelfth allocation change in a Contract Year. We require that each reallocation of your Accumulation Value equal at least $100 or, if less, your entire Accumulation Value within a Division or Fixed Allocation. We reserve the right to limit, upon notice, the maximum number of reallocations you may make within a Contract Year. In addition, we reserve the right to defer the reallocation privilege at any time we are unable to purchase or redeem shares of a Trust. We also reserve the right to modify or terminate your right to reallocate your Accumulation Value at any time in accordance with applicable law. Reallocations from the Fixed Account are subject to the Market Value Adjustment unless taken as part of the dollar cost averaging program or within 30 days prior to the Maturity Date of the applicable Guarantee Period. To make a reallocation change, you must provide us with satisfactory notice at our Customer Service Center. All reallocation changes must be submitted by the earlier of 4:00 p.m. eastern time or the close of the New York Stock Exchange.

We reserve the right to limit the number of reallocations of your Accumulation Value among the Divisions and Fixed Allocations or refuse any reallocation request if we believe that: (a) excessive trading by you or a specific reallocation request may have a detrimental effect on unit values or the share prices of the underlying Series; or (b) we are informed by a Trust that the purchase or redemption of shares is to be restricted because of excessive trading or a specific reallocation or group of reallocations is deemed to have a detrimental effect on share prices of the respective Trust.

Where permitted by law, we may accept your authorization of third party reallocation on your behalf, subject to our rules. We may suspend or cancel such acceptance at any time. We will notify you of any such suspension or cancellation. We may restrict the Divisions and Fixed Allocations that will be available to you for reallocations of premiums during any period in which you authorize such third party to act on your behalf. We will give you prior notification of any such restrictions. However, we will not enforce such restrictions if we are provided evidence satisfactory to us that: (a) such third party has been appointed by a court of competent jurisdiction to act on your behalf; or (b) such third party has been appointed by you to act on your behalf for all your financial affairs.

Some restrictions may apply based on the free look provisions of the state where the Contract is issued. See Your Right to Cancel or Exchange Your Contract.

DOLLAR COST AVERAGING

If you have at least $1,200 of Accumulation Value in the Limited Maturity Bond Division, the Liquid Asset Division or a Fixed Allocation with a one year Guarantee Period, you may elect the dollar cost averaging program and have a specified dollar amount transferred from those Divisions or such Fixed Allocation on a monthly basis.

The main objective of dollar cost averaging is to attempt to shield your investment from short-term price fluctuations. Since the same dollar amount is transferred to other Divisions each month, more units are purchased in a Division if the value per unit is low and less units are purchased if the value per unit is high.

Therefore, a lower than average value per unit may be achieved over the long term. This plan of investing allows investors to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

Dollar cost averaging may be elected at issue or at a later date. The minimum amount that may be transferred each month is $100. The maximum amount which may be transferred is equal to your Accumulation Value in the Limited Maturity Bond Division, the Liquid Asset Division or a Fixed Allocation with a one year Guarantee Period when you elect the dollar cost averaging program, divided by 12.

The transfer date will be the same calendar day each month as the Contract Date. The dollar amount will be allocated to the Divisions in which you are invested in proportion to your Accumulation Value in each Division unless you specify otherwise. If, on any transfer date, your Accumulation Value is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may change the transfer amount once each Contract Year, or cancel this program by sending satisfactory notice to our Customer Service Center at least seven days before the next transfer date. Any allocation under this program will not be included in determining if the excess allocation charge will apply. We currently do not permit transfers under the dollar cost averaging program from Fixed Allocations with other than one year Guarantee Periods. Transfers from a Fixed Allocation under the dollar cost averaging program will not be subject to a Market Value Adjustment. See, Market Value Adjustment. A Fixed Allocation may not participate simultaneously in both the dollar cost averaging program and the Systematic Partial Withdrawal Option.

WHAT HAPPENS IF A DIVISION IS NOT AVAILABLE

When a distribution is made from an investment portfolio supporting a Division of Account B in which reinvestment is not available, we will allocate the distribution, unless you specify otherwise, to the Specially Designated Division.

Such a distribution can occur when (a) an investment portfolio matures, or (b) a distribution from a portfolio or Division cannot be reinvested in the portfolio or Division due to the unavailability of securities for acquisition. When an investment portfolio matures, we will notify you in writing 30 days in advance of that date. To elect an allocation of the distribution to other than the Specially Designated Division, you must provide satisfactory notice to us at least seven days prior to the date the portfolio matures. Such allocations are not counted for purposes of the number of free allocation changes permitted. When a distribution from a portfolio or Division cannot be reinvested in the portfolio due to the unavailability of securities for acquisition, we will notify you promptly after the allocation has occurred. If within 30 days you allocate the Accumulation Value from the Specially Designated Division to other Divisions or Fixed Allocations of your choice, such allocations will not be included in determining if the excess allocation charge will apply.

ADDITIONAL CREDIT TO PREMIUM

A Credit will be added to each premium payment applied to the Accumulation Value. The Credit will be applied pro rata to each Division or Fixed Allocation in the same ratio as the premium payment is allocated. The Credit is equal to 4% of the premium payment applied to the Accumulation Value. In any of the following circumstances, the Credit may not be payable:

(1) If you return your Contract within your Free Look Period, any Credit will be deducted from the refund amount;

(2) If a death benefit becomes payable, any Credit based on any premium payment received within one year prior to the date of death of the Owner or Annuitant (when the Owner is other than an individual) may reduce the death benefit payable; and

(3) If any surrender charge is waived under the Waiver of Surrender Charge
    Rider: (i) the Accumulation Value will be reduced for all Credits applied within one year prior to the date such surrender charges are waived; and
    (ii) no Credit will be applied to any premium payment received after the earliest date on which any surrender charges are waived.

Any gains or losses attributable to a Credit will not be considered part of any credit deducted from any refund amount or death benefit.

YOUR ACCUMULATION VALUE

Your Accumulation Value is the sum of the amounts in each of the Divisions and the Fixed Allocations in which you are invested, and is the amount available for investment at any time. You select the Divisions and Fixed Allocations to which to allocate your Accumulation Value. We adjust your Accumulation Value on each Valuation Date to reflect the Divisions' investment performance and interest credited to your Fixed Allocations, any additional premium payments and Credits or partial withdrawals since the previous Valuation Date, and on each Contract processing date to reflect any deduction of the annual Contract fee. Your Accumulation Value is applied to your choice of an Annuity Option on the Annuity Commencement Date subject to our published rules at such time. See Choosing an Income Plan.

ACCUMULATION VALUE IN EACH DIVISION

ON THE CONTRACT DATE. On the Contract Date, your Accumulation Value is allocated to each Division as you have specified, unless the Contract is issued in a state that requires the return of premium payments during the Free Look Period, in which case, the portion of your Initial Premium not allocated to a Fixed Allocation, and any Credit thereon, will be allocated to the Specially Designated Division during the Free Look Period. See Your Right to Cancel or Exchange Your Contract.

ON EACH VALUATION DATE. At the end of each subsequent Valuation Period, the amount of Accumulation Value in each Division will be calculated as follows:

(1) We take the Accumulation Value in the Division at the end of the preceding Valuation Period.

(2) We multiply (1) by the Division's net rate of return for the current Valuation Period.

(3) We add (1) and (2).

(4) We add to (3) any additional premium payments and Credits allocated to the Division during the current Valuation Period.

(5) We add or subtract allocations to or from that Division during the current Valuation Period.

(6) We subtract from (5) any partial withdrawals and any associated charges allocated to that Division during the current Valuation Period.

(7) We subtract from (6) the amounts allocated to that Division for:

    (a) any Contract fees; and

    (b) any charge for premium taxes.

All amounts in (7) are allocated to each Division in the proportion that (6) bears to the Accumulation Value in Account B, unless the Charge Deduction Division has been specified. See Charges Deducted from the Accumulation Value.

MEASUREMENT OF INVESTMENT EXPERIENCE

INDEX OF INVESTMENT EXPERIENCE AND UNIT VALUE. The investment experience of a Division is determined on each Valuation Date. We use an index to measure changes in each Division's experience during a Valuation

Period. We set the index at $10 when the first investments in a Division are made, unless the underlying Series in which the Division invests has been available under other contracts for some period of time. See Condensed Financial Information, Index of Investment Experience, for the initial index value for each Division when the Division became available under the Contract. The index for a current Valuation Period equals the index for the preceding Valuation Period multiplied by the experience factor for the current Valuation Period.

We may express the value of amounts allocated to the Divisions in terms of units. We determine the number of units for a given amount on a Valuation Date by dividing the dollar value of that amount by the index of investment experience for that date. The index of investment experience is equal to the value of a unit.

HOW WE DETERMINE THE EXPERIENCE FACTOR. For Divisions of Account B the experience factor reflects the investment experience of the Series of the Trust in which a Division invests as well as the charges assessed against the Division for a Valuation Period. The factor is calculated as follows:

(1) We take the net asset value of the portfolio in which the Division invests at the end of the current Valuation Period.

(2) We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current Valuation Period. We subtract from that amount a charge for our taxes, if any.

(3) We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.

(4) We subtract the applicable daily mortality and expense risk charge from each Division for each day in the Valuation Period.

(5) We subtract the daily asset based administrative charge from each Division for each day in the Valuation Period.

Calculations for Divisions investing in a Series are made on a per share basis.

NET RATE OF RETURN FOR A DIVISION. The net rate of return for a Division during a valuation period is the experience factor for that Valuation Period minus one.

CASH SURRENDER VALUE

Your Contract's Cash Surrender Value fluctuates daily with the investment results of the Divisions, interest credited to Fixed Allocations and any Market Value Adjustment. We do not guarantee any minimum Cash Surrender Value. On any date before the Annuity Commencement Date while the Contract is in effect, the Cash Surrender Value is calculated as follows:

(1) We take the Contract's Accumulation Value;

(2) We adjust (1) for any Market Value Adjustment;

(3) We deduct from (2) any surrender charge and any charge for premium taxes;
    and

(4) We deduct from (3) any charges incurred but not yet deducted.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE

The Contract may be surrendered by the Owner at any time while the Annuitant is living and before the Annuity Commencement Date.

A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. The Cash Surrender Value is determined and all benefits under the Contract will then be terminated, as of that date. For administrative purposes, we will reallocate your funds to the Specially Designated Division prior to processing the surrender. This reallocation will have no effect on the Cash Surrender Value. You may receive the Cash Surrender Value in a single sum payment or apply it under one or more Annuity Options. See The Annuity Options. We will usually pay the Cash Surrender Value within seven days but we may delay payment. See When We Make Payments.

PARTIAL WITHDRAWALS

Prior to the Annuity Commencement Date, while the Annuitant is living and the Contract is in effect, you may take partial withdrawals from the Accumulation Value by sending satisfactory notice to our Customer Service Center. Unless you specify otherwise, the amount of the withdrawal, including any surrender charge and Market Value Adjustment, will be taken in proportion to the amount of Accumulation Value in each Division in which you are invested. If there is no Accumulation Value in those Divisions, partial withdrawals will be deducted from your Fixed Allocations starting with the Guarantee Periods nearest their Maturity Dates until we have honored your request.

There are three options available for selecting partial withdrawals, the Conventional Partial Withdrawal Option, the Systematic Partial Withdrawal Option and the IRA Partial Withdrawal Option. All three options are described below. The maximum amount you may withdraw each Contract Year without incurring a surrender charge is 10% of your Accumulation Value. See Surrender Charge for Excess Partial Withdrawals. Partial withdrawals may not be repaid. A partial withdrawal request for an amount in excess of 90% of the Cash Surrender Value will be treated as a request to surrender the Contract.

CONVENTIONAL PARTIAL WITHDRAWAL OPTION. After the Free Look Period, you may take conventional partial withdrawals. The minimum amount you may withdraw under this option is $100. A conventional partial withdrawal from a Fixed Allocation may be subject to a Market Value Adjustment.

SYSTEMATIC PARTIAL WITHDRAWAL OPTION. This option may be elected at the time you apply for a Contract, or at a later date. This option may be elected to commence in a Contract Year where a conventional partial withdrawal has been taken. However, it may not be elected while the IRA Partial Withdrawal Option is in effect.

You may choose to receive systematic partial withdrawals on a monthly, quarterly, or annual basis from your Accumulation Value in the Divisions or the Fixed Allocations. The commencement of payments under this option may not be elected to start sooner than 28 days after the Contract Issue Date. You select the date when the withdrawals will be made but no later than the 28th day of the month. If no date is selected, the withdrawals will be made on the same calendar day of each month as the Contract Date.

You may select a dollar amount or a percentage of the Accumulation Value from the Divisions in which you are invested as the amount of your withdrawal subject to the following maximums, but in no event can a payment be less than $100:

               FREQUENCY                   MAXIMUM
               ---------                   -------
               Monthly                      0.833%
               Quarterly                    2.50%
               Annual                      10.00%

If a dollar amount is selected and the amount to be systematically withdrawn would exceed the applicable maximum percentage of your Accumulation Value on the withdrawal date, the amount withdrawn will be reduced so that it equals such percentage. For example, if a $500 monthly withdrawal was elected and on the withdrawal date 0.833% of the Accumulation Value equaled $300, the withdrawal amount would be reduced to $300. If a percentage is selected and the amount to be systematically withdrawn based on that percentage would be less than the minimum of $100, we would increase the amount to $100 provided it does not exceed the maximum percentage. If it is below the maximum percentage we will send the minimum. If it is above the maximum percentage we will send the amount and then cancel the option. For example, if you selected 0.67% to be systematically withdrawn on a monthly basis and that amount equaled $90, and since $100 is less than 0.833% of the Accumulation Value, we would send $100. If 0.67% equaled $75, and since $100 is more than 0.833% of the Accumulation Value we would send $75 and then cancel the option. In such a case, in order to receive systematic partial withdrawals in the future, you would be required to submit a new notice to our Customer Service Center.

Systematic Partial Withdrawals from Fixed Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency chosen. Systematic withdrawals are not subject to a Market Value Adjustment. A Fixed Allocation, however, may not participate simultaneously in both the dollar cost averaging program and the Systematic Partial Withdrawal Option.

You may change the amount or percentage of your withdrawal once each Contract Year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least seven days prior to the next scheduled withdrawal date. However, you may not change the amount or percentage of your withdrawals in any Contract Year during which you have previously taken a conventional partial withdrawal.

IRA PARTIAL WITHDRAWAL OPTION. If you have an IRA Contract and will attain age 70 1/2 in the current calendar year, distributions may be made to you to satisfy requirements imposed by Federal tax law. IRA partial withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules gov-erning mandatory distributions under qualified plans. See Federal Tax Considerations. We will send you a notice before your distributions commence, and you may elect this option at that time, or at a later date. You may not elect IRA partial withdrawals while the Systematic Partial Withdrawal Option is in effect. If you do not elect the IRA Partial Withdrawal Option, and distributions are required by Federal tax law, distributions adequate to satisfy the requirements imposed by Federal tax law may be made. Thus, if the Systematic Partial Withdrawal Option is in effect, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by Federal tax law.

You may choose to receive IRA partial withdrawals on a monthly, quarterly or annual frequency. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, the withdrawals will be made on the same calendar day of the month as the Contract Date.

At your request, we will determine the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. The minimum dollar amount you can withdraw is $100. At the time we determine the required partial withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the partial withdrawal amount is greater than the Accumulation Value, we will cancel the Contract and send you the amount of the Cash Surrender Value.

You may change the payment frequency of your withdrawals once each Contract Year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least seven days prior to the next scheduled withdrawal date.

An IRA partial withdrawal in excess of the amount allowed under the Systematic Partial Withdrawal Option may be subject to a Market Value Adjustment.

PARTIAL WITHDRAWALS IN GENERAL. CONSULT YOUR TAX ADVISOR REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING PARTIAL WITHDRAWALS. A partial withdrawal made before the taxpayer reaches age 59 1/2 may result in imposition of a tax penalty of 10% of the taxable portion withdrawn. See Federal Tax Considerations for more details.

AUTOMATIC REBALANCING

If you have at least $10,000 of Accumulation Value invested in the Divisions, you may elect to participate in our automatic rebalancing program. Automatic rebalancing provides you with an easy way to maintain the particular asset allocation that you and your financial advisor have determined are most suitable for your individual long-term investment goals. We do not charge a fee for participating in our automatic rebalancing program.

Under the program you may elect to have all your allocations among the Divisions rebalanced on a quarterly, semi-annual, or annual calendar basis. The minimum size of an allocation to a Division must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic partial withdrawal option only where such withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the Free Look Period.

To participate in automatic rebalancing you must submit to our Customer Service Center written notice in a form satisfactory to us. We will begin the program on the last Valuation Date of the applicable calendar period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your Accumulation Value among the Divisions or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

PROCEEDS PAYABLE TO THE BENEFICIARY

If the Owner or the Annuitant (when the Owner is other than an individual) dies prior to the Annuity Commencement Date, we will pay the Beneficiary the death benefit proceeds under the Contract. Such amount may be received in a single sum or applied to any of the Annuity Options. See The Annuity Options. If we do not receive a request to apply the death benefit proceeds to an Annuity Option, a single sum distribution will be made. Any Credit based on any premium received within one year prior to the date of death of the Owner or Annuitant (when the Owner is other than an individual) may be deducted from the death benefit proceeds payable. Any gains or losses attributable to a Credit will not be considered part of any Credit deducted from any refund amount or death benefit. Any distributions from non-qualified Contracts must comply with applicable Federal tax law distribution requirements.

DEATH BENEFIT OPTIONS

Subject to our rules, there are three death benefit options that may be elected by you at issue under the Contract: the Standard Death Benefit Option; the 7% Solution Enhanced Death Benefit Option; and the Annual Ratchet Enhanced Death Benefit Option.

The 7% Solution Enhanced Death Benefit Option may only be elected at issue and only if the Owner or Annuitant (when the Owner is other than an individual) is age 80 or younger at issue. The 7% Solution Enhanced Death Benefit Option may not be available where a Contract is held by joint Owners. The Annual Ratchet Enhanced Death Benefit Option may only be elected at issue and only if the Owner or Annuitant (when the Owner is other than an individual) is age 79 or younger at issue.

If an enhanced death benefit is elected, the death benefit under the Contract is equal to the greatest of: (i) the Accumulation Value less an amount equal to all Credits applied within one year prior to the date of death; (ii) total premium payments less any partial withdrawals; (iii) the Cash Surrender Value; and (iv) the enhanced death benefit less an amount equal to all Credits applied within one year prior to the date of death (see below).

We may offer a reduced death benefit under certain group and sponsored arrangements. See Other Contract Provisions, Group or Sponsored Arrangements.

STANDARD DEATH BENEFIT OPTION. You will automatically receive the Standard Death Benefit Option unless you elect one of the enhanced death benefits. The Standard Death Benefit Option for the Contract is equal to the greatest of: (i) your Accumulation Value less an amount equal to all Credits applied within one year prior to the date of death; (ii) total premiums less any partial withdrawals; and (iii) the Cash Surrender Value.

7% SOLUTION ENHANCED DEATH BENEFIT OPTION.

(1) We take the enhanced death benefit from the prior Valuation Date. On the Contract Date, the enhanced death benefit is equal to the Initial Premium plus any Credits.

(2) We calculate interest on (1) for the current Valuation Period at the enhanced death benefit interest rate, which rate is an annual rate of 7%; except that with respect to amounts in the Liquid Asset Division and Limited Maturity Bond Division, the interest rate applied to such amounts will be the respective net rate of return for such Divisions during the current Valuation Period, if it is less than an annual rate of 7%; and except with respect to amounts in a Fixed Allocation, the interest rate applied to such amounts will be the interest credited to such Fixed Allocation during the current Valuation Period, if it is less than an annual rate of 7%.

    Each accumulated initial or additional premium payment and Credit reduced by any partial withdrawals (including any associated Market Value Adjustment and surrender charge incurred) allocated to such premium will continue to grow at the enhanced death benefit interest rate until reaching the maximum enhanced death benefit. Such maximum enhanced death benefit is equal to two times the cumulative premiums paid plus two times the cumulative Credits applied, less an adjustment to reflect partial withdrawals. Each partial withdrawal reduces the maximum enhanced death benefit as follows: first, the maximum enhanced death benefit is reduced by any partial withdrawal of earnings; second, the maximum enhanced death benefit is reduced in proportion to the reduction in the Accumulation Value for other partial withdrawals of premium (in each case, including any associated market value adjustment and surrender charge incurred). To the extent that partial withdrawals in a contract year do not exceed 7% of cumulative premiums and did not exceed 7% of cumulative premiums in any prior contract year, such withdrawals will be treated as withdrawals of earnings for the purpose of calculating the maximum enhanced death benefit. Once partial withdrawals in any contract year exceed 7% of the cumulative premiums, partial withdrawals will reduce the enhanced death benefit in proportion to the reduction in Accumulation Value.

(3) We add (1) and (2).

(4) We add to (3) any additional premiums paid and any Credits applied during the current Valuation Period.

(5) We subtract from (4) any partial withdrawals (including any Market Value Adjustments and surrender charges incurred) made during the current Valuation Period.

ANNUAL RATCHET ENHANCED DEATH BENEFIT OPTION.

(1) We take the enhanced death benefit from the prior Valuation Date. On the Contract Date, the enhanced death benefit is equal to the Initial Premium plus any Credits.

(2) We add to (1) any additional premiums paid and any Credits applied since the prior Valuation Date and subtract from (1) any partial withdrawals (including any Market Value Adjustments and surrender charges incurred) taken since the prior Valuation Date.

(3) On a Valuation Date that occurs on or prior to the Owner's Attained Age 80 which is also a Contract Anniversary, we set the enhanced death benefit equal to the greater of (2) or the Accumulation Value as of such date.

    On all other Valuation Dates, the enhanced death benefit is equal to (2).

HOW TO CLAIM PAYMENTS TO BENEFICIARY. We must receive due proof of the death of the Owner or the Annuitant (if the Owner is other than an individual) (such as an official death certificate) at our Customer Service Center before we will make any payments to the Beneficiary. We will calculate the death benefit as of the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions.

REPORTS TO OWNERS. We will send you a report once each calendar quarter within 31 days after the end of each calendar quarter. The report will show the Accumulation Value, the Cash Surrender Value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your Accumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any other information that may be currently required by the insurance supervisory official of the jurisdiction in which the Contract is delivered.

We will also send you copies of any shareholder reports of the portfolios or securities in which Account B invests, as well as any other reports, notices or documents required by law to be furnished to Owners.

WHEN WE MAKE PAYMENTS

We will generally pay death benefit proceeds and the Cash Surrender Value within seven days after our Customer Service Center receives all the information needed to process the payment.

However, we may delay payment of amounts derived from the Divisions if it is not practical for us to value or dispose of shares of Account B because:

(1) The NYSE is closed for trading;

(2) The SEC determines that a state of emergency exists;

(3) An order or pronouncement of the SEC permits a delay for the protection of Owners; or,

(4) The check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

During such times, as to amounts allocated to the Divisions, we may delay:

(1) Determination and payment of any Cash Surrender Value;

(2) Determination and payment of any death benefit if death occurs before the Annuity Commencement Date;

(3) Allocation changes of the Accumulation Value; or,

(4) Application under an Annuity Option of the Accumulation Value.

We reserve the right to delay payment of amounts from the Fixed Account for up to six months.

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CHARGES AND FEES

We deduct the charges described below to cover our cost and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for the distribution and administration of the Contracts, for providing the benefits payable thereunder and for bearing various risks thereunder. The amount of a charge will not necessarily correspond to the costs associated with providing the services or benefits indicated by the designation of the charge. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us. In the event there are any profits from fees and charges deducted under the Contract, including but not limited to mortality and expense risk charges, such profits could be used to finance distribution of Contracts.

CHARGE DEDUCTION DIVISION

You may specify at issue if you wish to have all charges against the Accumulation Value deducted from the Liquid Asset Division. We call this the Charge Deduction Division Option, and within this context refer to the Liquid Asset Division as the Charge Deduction Division. If you do not elect this option, or if the amount of the charges is greater than the amount in the Division, the charges will be deducted as discussed below. You may also choose to elect or cancel this option while the Contract is in force by sending satisfactory notice to our Customer Service Center.

CHARGES DEDUCTED FROM THE ACCUMULATION VALUE

We invest the entire amount of the initial and any additional premium payments and Credits in the Divisions and the Fixed Allocations you select, subject to certain restrictions. See Restrictions on Allocation of Premium Payments. We then may deduct certain amounts from your Accumulation Value. We may reduce certain fees and charges, including any surrender, administration, and mortality and expense risk charges, under group or sponsored arrangements. See Group or Sponsored Arrangements. Unless you have elected the Charge Deduction Division, charges are deducted proportionately from all affected Divisions in which you are invested. If there is no Accumulation Value in those Divisions, we will deduct charges from your Fixed Allocations starting with the Guarantee Periods nearest their Maturity Dates until such charges have been paid. The charges we deduct are:

SURRENDER CHARGE. A contingent deferred sales charge ("Surrender Charge") is imposed as a percentage of each premium payment if the Contract is surrendered or an excess partial withdrawal is taken during the nine year period from the date we receive and accept such premium payment. The percentage of premium payments deducted at the time of surrender or excess partial withdrawal depends upon the number of complete years that have elapsed since that premium payment was made. We determine the surrender charge as a percentage of each premium payment as follows:

             COMPLETE YEARS
                 ELAPSED                       SURRENDER
          SINCE PREMIUM PAYMENT                  CHARGE
          ---------------------                ----------
                    0                              8%
                    1                              8%
                    2                              8%
                    3                              8%
                    4                              7%
                    5                              6%
                    6                              5%
                    7                              3%
                    8                              1%
                    9+                             0%

Subject to our rules and as described in the Contract, the surrender charge arising from a surrender or excess partial withdrawal will be waived in the following events:

(1) you begin receiving qualified extended medical care on or after the first Contract anniversary for at least 45 days during any continuous 60-day period, and your request for the surrender or withdrawal, together with all required proof of such qualified extended medical care, must be received at our Customer Service Center during the term of such care or within ninety days after the last day upon which you received such care.

(2) you are first diagnosed by a qualifying medical professional, on or after the first Contract Anniversary, as having a Qualifying Terminal Illness. Written proof of terminal illness, satisfactory to us, must be received at our Customer Service Center. We reserve the right to require an examination by a physician of our choice.

See Additional Credit to Premium. See your Contract for more information. The waiver of surrender charge may not be available in all states.

SURRENDER CHARGE FOR EXCESS PARTIAL WITHDRAWALS. There is considered to be an excess partial withdrawal in any Contract Year in which the amount withdrawn exceeds 10% of your Accumulation Value on the date of the withdrawal minus any amount withdrawn during that Contract Year. Where you are receiving systematic partial withdrawals, any combination of conventional partial withdrawals taken and any systematic partial withdrawals expected to be received in a Contract Year will be considered in determining the amount of the excess partial withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. See Facts About the Contract, The Fixed Account, Market Value Adjustment. Such charges will be deducted from the Accumulation Value in proportion to the Accumulation Value in each Division or Fixed Allocation from which the excess partial withdrawal was taken. In instances where the excess partial withdrawal equals the entire Accumulation Value in each such Division or Fixed Allocation, charges will be deducted proportionately from all other Divisions and Fixed Allocations in which you are invested.

For purposes of calculating the surrender charge for the excess partial withdrawal, (i) we treat premium payments as being withdrawn on a first-in first-out basis, and (ii) amounts withdrawn which are not considered an excess partial withdrawal are not treated as a withdrawal of any premium payments. Although we treat premium payments as being withdrawn before earnings for purposes of calculating the surrender charge for excess partial withdrawals, the Federal income tax law treats earnings as withdrawn first. See Federal Tax Considerations, Taxation of Non-Qualified Annuities.

For example, the following assumes an Initial Premium payment of $10,000 and additional premium payments of $10,000 in each of the second and third Contract Years, for total premium payments under the Contract of $30,000. It also assumes a partial withdrawal at the beginning of the fifth Contract Year of 15% of the Accumulation Value of $35,000.

In this example, $3,500 ($35,000 x .10) is the maximum partial withdrawal that may be withdrawn during the Contract Year without the imposition of a surrender charge. The total partial withdrawal would be $5,250 ($35,000 x .15). Therefore, $1,750 ($5,250-$3,500) is considered an excess partial withdrawal of a part of the Initial Premium payment of $10,000 and would be subject to a 7% surrender charge of $122.50 ($1,750 x .07). This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

PREMIUM TAXES. We make a charge for state and local premium taxes in certain states which can range from 0% to 3.5% of premium. The charge depends on the Owner's state of residence. We reserve the right to change this amount to conform with changes in the law or if the Owner changes state of residence.

Premium taxes are generally incurred on the Annuity Commencement Date and a charge for such premium taxes is then deducted from your Accumulation Value on such date. However, some jurisdictions impose a premium tax at the time that initial and additional premiums are paid, regardless of the Annuity Commencement Date. In those states we may initially defer collection of the amount of the charge for premium taxes from your Accumulation Value and deduct it against Accumulation Value on surrender of the Contract, excess partial withdrawals or on the Annuity Commencement Date.

ADMINISTRATIVE CHARGE. The administrative charge is incurred at the beginning of the Contract processing period and deducted at the end of each Contract processing period. We deduct this charge when determining the Cash Surrender Value payable if you surrender the Contract prior to the end of a Contract processing period. If the Accumulation Value at the end of the Contract processing period equals or exceeds $100,000 or the sum of the premiums paid equals or exceeds $100,000, the charge is zero. Otherwise, the amount deducted is $40 per Contract Year.

EXCESS ALLOCATION CHARGE. We currently do not assess a charge for allocation changes made during a Contract Year. We reserve the right, however, to assess a $25 charge for each allocation change after the twelfth allocation change in a Contract Year. This amount represents the maximum we will charge. The charge would be deducted from the Divisions and the Fixed Allocations from which each such reallocation is made in proportion to the amount being transferred from each such Division and Fixed Allocation unless you have chosen to use the Charge Deduction Division. Any allocations or transfers due to the election of dollar cost averaging and reallocation under the provision What Happens if a Division is Not Available will not be included in determining if the excess allocation charge should apply.

CHARGES DEDUCTED FROM THE DIVISIONS

MORTALITY AND EXPENSE RISK CHARGE. The amount of the mortality and expense risk charge depends on the death benefit option that has been elected. If the Standard Death Benefit Option is elected, the charge is equivalent, on an annual basis, to 1.25% of the assets in each Division. The charge is deducted on each Valuation Date at the rate of .003446% for each day in the Valuation Period. If an enhanced death benefit is elected, the charge is equivalent, on an annual basis, to 1.40% for the Annual Ratchet Death Benefit Option, or 1.55% for the 7% Solution Death Benefit Option, of the assets in each Division. The charge is deducted on each Valuation Date at the rate of .003863% or .004280%, respectively, for each day in the Valuation Period.

ASSET BASED ADMINISTRATIVE CHARGE. We will deduct a daily charge from the assets in each Division, to compensate us for a portion of the administrative expenses under the Contract. The daily charge is at a rate of 0.000411% (equivalent to an annual rate of 0.15%) on the assets in each Division.

TRUST EXPENSES

There are fees and charges deducted from each Series of the GCG Trust, the ESS Trust, the WP Trust and the PIMCO Trust. Please read the respective Trust prospectus for details.
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CHOOSING YOUR ANNUITIZATION OPTIONS
ANNUITIZATION OF YOUR CONTRACT

If the Annuitant and Owner are living on the Annuity Commencement Date, we will begin making payments to the Owner under an income plan. We will make these payments under the Annuity Option chosen. You may change an Annuity Option by making a written request to us at least 30 days prior to the Annuity Commencement Date of the Contract. The amount of the payments will be determined by applying your Accumulation Value adjusted for any applicable Market Value Adjustment on the Annuity Commencement Date in accordance with The Annuity Options section below, subject to our published rules at such time. See When We Make Payments.

You may also elect an Annuity Option on surrender of the Contract for its Cash Surrender Value or you may choose one or more Annuity Options for the payment of death benefit proceeds while it is in effect and before the Annuity Commencement Date. If, at the time of the Owner's death or the Annuitant's death (if the Owner is not an individual), no option has been chosen for paying death benefit proceeds, the Beneficiary may choose an option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable Federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the Accumulation Value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each option we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefits, we require the return of the Contract. If your Contract has been lost, we will require that you complete and return the applicable Contract form. Various factors will affect the level of annuity benefits including the Annuity Option chosen, the applicable payment rate used and the investment results of the Divisions and interest credited to the Fixed Allocations in which the Accumulation Value has been invested.

Some annuity options may provide only for fixed payments. Fixed Annuity Payments are regular payments, the amount of which is fixed and guaranteed by us. The amount of the payments will depend only on the form and duration of payments chosen, the age of the Annuitant or Beneficiary (and sex, where appropriate), the total Accumulation Value applied to purchase the fixed option, and the applicable payment rate.

Our approval is needed for any option where:

(1) The person named to receive payment is other than the Owner or Beneficiary;

(2) The person named is not a natural person, such as a corporation; or

(3) Any income payment would be less than the minimum annuity income payment allowed.

ANNUITY COMMENCEMENT DATE SELECTION

You select the Annuity Commencement Date. You may select any date following the fifth Contract Anniversary but before the Contract Processing Date in the month following the Annuitant's 90th birthday, or 10 years from the contract date, if later. If, on the Annuity Commencement Date, a Surrender Charge remains, the elected Annuity Option must include a period certain of at least five years duration. If you do not select a date, the Annuity Commencement Date will be in the month following the Annuitant's 90th birthday, or 10 years from the contract date, if later. If the Annuity Commencement Date occurs when the Annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for Federal tax purposes. See Federal Tax Considerations. For a Contract purchased in connection with a qualified plan other than a Roth IRA, distribution must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. Consult your tax advisor.

FREQUENCY SELECTION

You choose the frequency of the Annuity Payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, the payments will be made monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITIZATION OPTIONS

There are four options to choose from as shown below. Options 1 through 3 are fixed and option 4 may be fixed or variable. For a fixed option, the Accumulation Value in the Divisions is transferred to the general account.

OPTION 1. INCOME FOR A FIXED PERIOD. Payment is made in equal installments for a fixed number of years based on the Accumulation Value as of the Annuity Commencement Date. We guarantee that each monthly payment will be at least the amount set forth in the Contract. Guaranteed amounts for annual, semi-annual and quarterly payments are available upon request. Illustrations are available upon request. If the Cash Surrender Value or Accumulation Value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the Owner reaches age 59 1/2.

OPTION 2. INCOME FOR LIFE. Payment is made in equal monthly installments and guaranteed for at least a period certain. The period certain can be 10 or 20 years. Other periods certain may be available on request. A refund certain may be chosen instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death. We guarantee that each payment will be at least the amount set forth in the Contract corresponding to the person's age on his or her last birthday before the option's effective date. Amounts for ages not shown in the Contract are available upon request.

OPTION 3. JOINT LIFE INCOME. This option is available if there are two persons named to receive payments. At least one of the persons named must be either the Owner or Beneficiary of the Contract. Monthly payments are guaranteed and are made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available upon request.

OPTION 4. ANNUITY PLAN. An amount can be used to buy any single premium annuity we choose to offer as an annuitization option on the option's effective date.

PAYMENT WHEN NAMED PERSON DIES

When the person named to receive payment dies, we will pay any amounts still due as provided by the option agreement. The amounts still due are determined as follows:

(1) For option 1, or any remaining guaranteed payments under option 2, payments will be continued. Under options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for option 1 and option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for options 1 and 2 if such payments were not based on the tables in the Contract.

(2)  For option 3, no amounts are payable after both named persons have died.

(3)  For option 4, the annuity agreement will state the amount due, if any.
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OTHER CONTRACT PROVISIONS

IN CASE OF ERRORS IN APPLICATION INFORMATION

If an age or sex given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or sex.

SENDING NOTICE TO US. Any written notices, inquiries or requests should be sent to our Customer Service Center. Please include your name, your Contract number and, if you are not the Annuitant, the name of the Annuitant.

ASSIGNING THE CONTRACT AS COLLATERAL. You may assign a non-qualified Contract as collateral security for a loan or other obligation. This does not change the Ownership. However, your rights and any Beneficiary's rights are subject to the terms of the assignment. See Assignments, Pledges and Gratuitous Transfers. An assignment may have Federal tax consequences. See Federal Tax Considerations.

You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

NON-PARTICIPATING. The Contract does not participate in the divisible surplus of Golden American.

AUTHORITY TO MAKE AGREEMENTS. All agreements made by us must be signed by our president or a vice president and by our secretary or an assistant secretary. No other person, including an insurance agent or broker, can change any of the Contract's terms, make any change to any of the Contract's terms, make any agreements binding on us or extend the time for premium payments.

CONTRACT CHANGES -- APPLICABLE TAX LAW

We reserve the right to make changes in the Contract to the extent we deem it necessary to continue to qualify the Contract as an annuity. Any such changes will apply uniformly to all Contracts that are affected. You will be given advance written notice of such changes.

YOUR RIGHT TO CANCEL OR EXCHANGE YOUR CONTRACT

CANCELLING YOUR CONTRACT. You may cancel your Contract within your Free Look Period, which is ten days after you receive your Contract. For purposes of administering our allocation and administrative rules, we deem this period to expire 15 days after the Contract is mailed to you. Some states may require a longer Free Look Period. If you decide to cancel, you may mail or deliver the Contract to our Customer Service Center. We will refund the Accumulation Value adjusted for any Market Value Adjustment less any Credit plus any charges we deducted, and the Contract will be voided as of the date we receive the Contract and your request. Any gains or losses attributable to a Credit will not be considered part of any credit deducted from any refund amount or death benefit. Some states require that we return the premium paid. In these states, we require your premiums designated for investment in the Divisions of Account B be allocated to the Specially Designated Division during the Free Look Period. Premiums designated for the Fixed Account will be allocated to a Fixed Allocation with the Guarantee Period you have chosen; however, we reserve the right to require such premiums to allocate to the Specially Designated Division during the Free Look Period. If you do not choose to exercise your right to cancel during the Free Look Period, then at the end of the Free Look Period your money will be invested in the Divisions chosen by you, based on the index of investment experience next computed for each Division. See Facts About the Contract, Measurement of Investment Experience, Index of Experience and Unit Value.

EXCHANGING YOUR CONTRACT. For information regarding exchanges under Section 1035 of the Internal Revenue Code of 1986, as amended, see Federal Tax Considerations.

OTHER CONTRACT CHANGES

You may change the Contract to another annuity plan subject to our rules at the time of the change.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce any surrender, administration, and mortality and expense risk charges. We may also change the minimum initial and additional premium requirements, or offer a reduced death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases Contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Contracts to its employees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy Contracts or that have been in existence less than six months will not qualify for reduced charges.

We may credit additional amounts to Contracts owned by persons who meet certain criteria established by us, which may include employees of U.S. ING affiliates, their spouses and their immediate family members, registered representatives appointed with Golden American and their spouses, and Trustees of The GCG Trust and their spouses. We will credit additional amounts to these Contracts if such Contracts are purchased directly through Directed Services, Inc., and the contract owner will not be afforded the benefit of services of any other broker-dealer nor will commissions be payable to any broker-dealer in connection with such purchases. The additional amount credited to these Contracts will equal the reduction in our costs that we experience by not incurring brokerage commissions in selling the Contracts.

We will make these and any similar reductions and arrangements according to our rules in effect when an application or enrollment form for a Contract is approved. We may change these rules from time to time. Any variation in the administrative charge will reflect differences in costs or services and will not be unfairly discriminatory.

SELLING THE CONTRACT

DSI is principal underwriter and distributor of the Contract as well as for other Contracts issued through Account B and other separate accounts of Golden American. We pay DSI for acting as principal underwriter under a distribution agreement. The offering of the Contract will be continuous.

DSI has entered into and will continue to enter into sales agreements with broker-dealers to solicit for the sale of the Contract through registered representatives who are licensed to sell securities and variable insurance products including variable annuities. These agreements provide that applications for Contracts may be solicited by registered representatives of the broker-dealers appointed by Golden American to sell its variable life insurance and variable annuities. These broker-dealers are registered with the SEC and are members of the National Association of Securities Dealers, Inc. ("NASD"). The registered representatives are authorized under applicable state regulations to sell variable life insurance and variable annuities. The writing agent normally will receive commissions the equivalent of up to 5.50% of any initial or additional premium payments made. Certain sales agreements may provide for a combination of a certain percentage of commission at the time of sale and an annual trail commission (which when combined could exceed 5.50% of total premium payments).

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REGULATORY INFORMATION

VOTING RIGHTS

ACCOUNT B. We will vote the shares of a Trust owned by Account B according to your instructions. However, if the Investment Company Act of 1940 or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

We determine the number of shares that you have in a Division by dividing the Contract's Accumulation Value in that Division by the net asset value of one share of the portfolio in which a Division invests. Fractional votes will be counted. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust's meeting. We will ask you for voting instructions by mail at least 10 days before the meeting.

If we do not get your instructions in time, we will vote the shares in the same proportion as the instructions received from all Contracts in that Division. We will also vote shares we hold in Account B which are not attributable to Owners in the same proportion.

STATE REGULATION

We are regulated and supervised by the Insurance Department of the State of Delaware, which periodically examines our financial condition and operations. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The variable Contract offered by this prospectus has been approved by the Insurance Department of the State of Delaware and by the Insurance Departments of other jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS

The Company and its subsidiaries, like other insurance companies, are involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any litigation cannot be predicted with certainty, the Company believes that at the present time, there are no pending or threatened lawsuits that are reasonably likely to have a material adverse impact on Separate Account B or the Company.

LEGAL MATTERS

The legal validity of the Contract described in this prospectus has been passed on by Myles R. Tashman, Esquire, Executive Vice President, General Counsel and Secretary of Golden American. Sutherland, Asbill & Brennan LLP of Washington, D.C. has provided advice on certain matters relating to Federal securities laws.

EXPERTS

The audited financial statements of Golden American Life Insurance Company and Separate Account B appearing or incorporated by reference in the Statement of Additional Information and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing or incorporated by reference in the Statement of Additional Information and in the Registration Statement and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

MORE INFORMATION ABOUT GOLDEN AMERICAN LIFE INSURANCE COMPANY

[To be Supplied by Pre-Effective Amendment]

DIRECTORS AND EXECUTIVE OFFICERS

Name (Age)                    Position(s) with the Company
-------------------------     ---------------------------------------------
Barnett Chernow (48)          President and Director
Myles R. Tashman (55)         Director, Executive Vice President, General
                                   Counsel and Secretary
Frederick S. Hubbell (47)     Director and Chairman
Paul E. Larson (45)           Director
Keith T. Glover (48)          Executive Vice President
James R. McInnis (50)         Executive Vice President
Emme Robert Kostner (40)      Senior Vice President and Chief Financial
                                   Officer
Dennis D. Hargens (56)        Treasurer
David L. Jacobson (49)        Senior Vice President and Assistant Secretary
Stephen J. Preston (41)       Senior Vice President and Chief Actuary
William B. Lowe (34)          Senior Vice President
Edward M. Syring, Jr. (60)    Senior Vice President


Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Most directors are directors of insurance company subsidiaries of Golden American's parent, Equitable of Iowa. The principal positions of Golden American's directors and senior executive officers for the past five years are listed below:

Mr. Barnett Chernow became President and Director of Golden American Life Insurance Company ("Golden American") and President of First Golden American Life Insurance Company of New York ("First Golden") in April, 1998. From 1993 to 1998, Mr Chernow served as Executive Vice President of Golden American. He was elected to serve as Executive Vice President and Director of First Golden in June, 1996. From 1977 through 1993, he held various positions with Reliance Insurance Companies and was Senior Vice President and Chief Financial Officer of United Pacific Life Insurance Company from 1984 through 1993.

Mr. Myles R. Tashman joined Golden American in August, 1994 as Senior Vice President and was named Executive Vice President, General Counsel and Secretary effective January 1, 1996. He was elected to serve as a director of Golden American in January, 1998. From 1986 through 1993, he was Senior Vice President and General Counsel of United Pacific Life Insurance Company.

Mr. Frederick S. Hubbell is a Director of Golden American since August, 1996 and Chairman since September, 1996. He also serves as a Director and Chairman of First Golden, having been first appointed as a Director in December, 1997 and as Chairman in April, 1998. He was appointed General Manager of ING Financial Services International, North America, in October, 1997 and General Manager, President and Chief Executive Officer of ING US life and annuities companies in April 1998. Mr. Hubbell served as Chairman, President and Chief Executive Officer of Equitable of Iowa from 1991 until October, 1997. He also has served as Chairman and President of Equitable Life Insurance Company of Iowa from 1987 until October, 1997.

Mr. Paul E. Larson joined Equitable of Iowa in 1977 and is currently President of Equitable Life. He was elected to serve as a director of Golden American in August, 1996. He also served as Executive Vice President, CFO, and Assistant Secretary of Golden American from December, 1996 through December, 1997.

Mr. Keith T. Glover became Executive Vice President of Golden American Life Insurance Company ("Golden American") and First Golden American Life Insurance Company of New York ("First Golden") in February, 1998. From 1991 to 1998, Mr. Glover served as Executive Vice President of several Golden American affiliates; from 1996 to 1998, Southland Life Insurance Company; from 1995 to 1996, ING FSI North America; and from 1991 to 1994, Security Life of Denver. From 1994 to 1995, Mr. Glover served as President of ING Insurance Services - ING American life, another Golden American affiliate.

Mr. James R. McInnis joined Golden American in December, 1997 as
Executive Vice President. From 1982 through November, 1997, he was with the Endeavor Group and was President upon leaving.

Mr. Emme Robert Kostner was elect Senior Vice President and Chief
Financial Officer of Golden American in [____________, 1998]
[To be Updated by Pre-Effective Amendment]

Mr. Dennis D. Hargens was elected Treasurer of Golden American in
December, 1996. He joined Equitable Life Insurance Company of Iowa in 1961 and is currently Treasurer and was elected Treasurer of USG
Annuity & Life Company in 1996.

Mr. David L. Jacobson joined Golden American in November, 1993 as
Senior Vice President and Assistant Secretary. From April, 1974 through November, 1993, he held various positions with United Pacific Life Insurance Company and was Vice President upon leaving.

Mr. Stephen J. Preston joined Golden American in December, 1993 as Senior Vice President, Chief Actuary and Controller. He currently serves as Senior Vice President and Chief Actuary. From September, 1993 through November, 1993, he was Senior Vice President and Actuary for Mutual of America Insurance Company. From July, 1987 through August, 1993, he held various positions with United Pacific Life Insurance Company and was Vice President and Actuary upon leaving.

Mr. William B. Lowe joined Equitable Life as Vice President, Sales & Marketing in January, 1994. He became a Senior Vice President, Sales & Marketing, of Golden American in August, 1997. He is also President of Equitable of Iowa Securities Network, Inc. Prior to joining Equitable Life, he was an Associate Vice President of Lincoln BenefitLife from July, 1990 through December, 1993.

Mr. Edward Syring, Jr. joined Golden American in February as a Senior Vice President, Sales & Marketing. Prior to joining Golden American, he was with Putnam Mutual Funds form April, 1991 through February, 1995.

COMPENSATION TABLES AND OTHER INFORMATION
The following sets forth information with respect to the Chief Executive Officer of Golden American as well as the annual salary and bonus for the next five highly compensated executive officers for the fiscal year ended December 31, 1997. Certain executive officers of Golden American are also officers of DSI. The salaries of such individuals are allocated between Golden American and DSI. Executive officers of Golden American are also officers of DSI. The salaries of such individuals are allocated between Golden American and DSI pursuant to an arrangement among these companies. Throughout 1995 and until August 13, 1996, Terry L. Kendall served as a Managing Director at Bankers Trust New York Corporation. Compensation amounts for Terry L. Kendall which are reflected throughout these tables prior to August 14, 1996 were not charged to Golden American, but were instead absorbed by Bankers Trust New York Corporation.

EXECUTIVE COMPENSATION TABLE
The following table sets forth information with respect to the annual salary and bonus for Golden American's Chief Executive Officer and the five other most highly compensated executive officers for the fiscal year ended December 31, 1997. [To be Supplied by Pre-Effective Amendment]

Option Grants in Last Fiscal Year (1997)
On October 24, 1997, in conjunction with the acquisition of Equitable of Iowa, all outstanding options vested and were cashed out for the difference between $68.00 and the exercise price. The table below represents the options granted in 1997. [To be Supplied by Pre-Effective Amendment]


Directors of Golden American receive no additional compensation for serving as a director.

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FEDERAL TAX CONSIDERATIONS

INTRODUCTION

The following discussion of the federal income tax treatment of the Contract is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the Contract is unclear in certain circumstances, and a qualified tax adviser should always be consulted with regard to the application of the tax law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, and interpretations existing on the date of this prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

This discussion does not address state or local tax consequences associated with the purchase of the contract. In addition, GOLDEN AMERICAN MAKES NO GUARANTEE REGARDING ANY TAX TREATMENT -- FEDERAL, STATE OR LOCAL -- OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.

TAX STATUS OF GOLDEN AMERICAN

Golden American is taxed as a life insurance company under the Code. Since the operations of Account B are a part of, and are taxed with, the operations of Golden American, Account B is not separately taxed as a "regulated investment company" under the Code. Under existing federal income tax laws, investment income and capital gains of Account B are not taxed to Golden American to the extent they are applied to increase reserves under a contract. Golden American does not anticipate that it will incur any federal income tax liability in Account B attributable to contract obligations, and therefore Golden American does not intend to make provision for any such taxes. If Golden American is taxed on investment income or capital gains of Account B, then Golden
American may impose a charge against Account B, as appropriate, in order to make provision for such taxes.

TAXATION OF NON-QUALIFIED ANNUITIES

TAX DEFERRAL DURING ACCUMULATION PERIOD. Under existing provisions of the Code, except as described below, any increase in an owner's Accumulation Value is generally not taxable to the owner until amounts are received from the Contract, either in the form of annuity payments as contemplated by the Contract, or in some other form of distribution. However, this rule allowing deferral applies only if (1) the investments of Account B are "adequately diversified" in accordance with Treasury Department regulations, (2) Golden American, rather than the owner, is considered the owner of the assets of Account B for federal income tax purposes, and (3) the owner is an individual (or is treated as owned by an individual). In addition to the foregoing, if the Contract's Annuity Commencement Date occurs at a time when the annuitant is at an advanced age, such as over age 85, it is possible that the owner will be taxable currently on the annual increase in the Accumulation Value.

Diversification Requirements. The Code and Treasury Department regulations prescribe the manner in which the investments of a segregated asset account, such as the Divisions of Account B, are to be "adequately diversified." If a Division of Account B failed to comply with these diversification standards, contracts based on that segregated asset account would not be treated as an annuity contract for federal income tax purposes and the Owner would generally be taxable currently on the income on the contract (as defined in the tax law) beginning with the period of non-diversification. Golden American expects that the Divisions of Account B will comply with the diversification requirements prescribed by the Code and Treasury Department regulations.

Ownership Treatment. In certain circumstances, variable annuity contract owners may be considered the owners, for federal income tax purposes, of the assets of a segregated asset account, such as the Divisions of Account B, used to support their contracts. In those circumstances, income and gains from the segregated asset account would be includible in the contract owners' gross income. The Internal Revenue Service (the "IRS") has stated in published rulings that a variable contract owner will be considered the owner of the assets of a segregated asset account if the owner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. In addition, the Treasury Department announced, in connection with the issuance of regulations concerning investment diversification, that those regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor, rather than the insurance company, to be treated as the owner of the assets in the account." This announcement also stated that guidance would be issued by way of regulations or rulings on the "extent to which policyholders may direct their investments to particular sub-accounts (of a segregated asset account) without being treated as owners of the underlying assets." As of the date of this prospectus, no such guidance has been issued.

The ownership rights under the Contract are similar to, but different in certain respects from, those described by the IRS in rulings in which it was determined that contract owners were not owners of the assets of a segregated asset account. For example, the Owner of this Contract has the choice of more investment options to which to allocate purchase payments and the Accumulation Value, and may be able to transfer among investment options more frequently, than in such rulings. These differences could result in the Owner being treated as the owner of all or a portion of the assets of Account B. In addition, Golden American does not know what standards will be set forth in the regulations or rulings which the Treasury Department has stated it expects to issue. Golden American therefore reserves the right to modify the Contract as necessary to attempt to prevent Contract Owners from being considered the owners of the assets of Account B. However, there is no assurance that such efforts would be successful.

Frequently, if the IRS or the Treasury Department sets forth a new position which is adverse to taxpayers, the position is applied on a prospective basis only. Thus, if the IRS or the Treasury Department were to issue regulations or a ruling which treated an Owner of this Contract as the owner of Account B, that treatment might apply on a prospective basis. However, if the regulations or ruling were not considered to set forth a new position, an owner might retroactively be determined to be the owner of the assets of Account B.

Non-natural Owner. As a general rule, contracts held by "non-natural persons" such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The income on such contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Owner of the Contract during the taxable year. There are several exceptions to this general rule for non-natural Owners. First, contracts will generally be treated as held by a natural person if the nominal Owner is a trust or other entity which holds the Contract as an agent for a natural person. However, this special exception will not apply in the case of any employer who is the nominal Owner of a contract under a non-qualified deferred compensation arrangement for its employees.

In addition, exceptions to the general rule for non-natural Owners will apply with respect to (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent, (2) certain Contracts issued in connection with qualified retirement plans, including certain Roth IRA Contracts, (3) certain Contracts purchased by employers upon the termination of certain qualified retirement plans, (4) certain Contracts used in connection with structured settlement agreements, and (5) Contracts purchased with a single purchase payment when the annuity starting date (as defined in the tax law) is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

The remainder of this discussion assumes that the Contract will be treated as an annuity contract for federal income tax purposes.

TAXATION OF PARTIAL WITHDRAWALS AND SURRENDERS. In the case of a partial withdrawal prior to the Annuity Commencement Date, amounts received generally are includible in income to the extent the Owner's Accumulation Value (determined without regard to any surrender charge, within the meaning of the tax law) before the surrender exceeds his or her "investment in the contract." In the case of a surrender of the Contract for the Cash Surrender Value, amounts received are includible in income to the extent they exceed the "investment in the contract." For these purposes, the investment in the Contract at any time equals the total of the premium payments made under the Contract to that time (to the extent such payments were neither deductible when made nor excludable from income as, for example, in the case of certain contributions to IRAs and other qualified retirement plans) less any amounts previously received from the Contract which were not includible in income.

In the case of systematic partial withdrawals, the amount of each withdrawal will generally be taxed in the same manner as a partial withdrawal made prior to the Annuity Commencement Date, as described above. However, there is some uncertainty regarding the tax treatment of systematic partial withdrawals, and it is possible that additional amounts may be includible in income.

The Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. As described elsewhere in this prospectus, Golden American imposes certain charges with respect to the death benefit. It is possible that some portion of those charges could be treated for federal tax purposes as a partial withdrawal from the Contract.

In certain circumstances, surrender charges may be waived because of the Owner's need for extended medical care or because of the Owner's terminal illness. Distributions made in respect of which surrender charges are waived are treated as partial withdrawals or surrenders, as the case may be, for income tax purposes.

TAXATION OF ANNUITY PAYMENTS. Normally, the portion of each annuity payment taxable as ordinary income is equal to the excess of the payment over the exclusion amount. In the case of fixed annuity payments, the exclusion amount is the amount determined by multiplying (1) the fixed annuity payment by (2) the ratio of the "investment in the contract" (defined above), adjusted for any period certain or refund feature, allocated to the fixed annuity option to the total expected amount of fixed annuity payments for the period of the Contract (determined under Treasury Department regulations). In the case of variable annuity payments, the exclusion amount for each variable annuity payment is a specified dollar amount equal to the investment in the Contract allocated to the variable annuity option when payments begin divided by the number of variable payments expected to be made (determined by Treasury Department regulations).

Once the total amount of the investment in the Contract is excluded using these formulas, annuity payments will be fully taxable. If annuity payments cease because of the death of the Annuitant and before the total amount of the investment in the Contract is recovered, the unrecovered amount generally will be allowed as a deduction to the annuitant or beneficiary (depending upon the circumstances).

TAXATION OF DEATH BENEFIT PROCEEDS. Prior to the Annuity Commencement Date, amounts may be distributed from a Contract because of the death of an Owner or, in certain circumstances, the death of the Annuitant. Such death benefit proceeds are includible in income as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a surrender, as described above, or (2) if distributed under an annuity option, they are taxed in the same manner as annuity payments, as described above. After the Annuity Commencement Date, where a guaranteed period exists under an annuity option and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income as follows: (1) if received in a lump sum, they are includible in income to the extent that they exceed the unrecovered investment in the contract at that time, or (2) if distributed in accordance with the existing annuity option selected, they are fully excludable from income until the remaining investment in the contract is deemed to be recovered, and all annuity payments thereafter are fully includible in income.

If certain amounts become payable in a lump sum from a Contract, such as the death benefit, it is possible that such amounts might be viewed as constructively received and thus subject to tax, even though not actually received. A lump sum will not be constructively received if it is applied under an annuity option within 60 days after the date on which it becomes payable. (Any annuity option selected must comply with applicable minimum distribution requirements imposed by the Code.)

ASSIGNMENTS, PLEDGES, AND GRATUITOUS TRANSFERS. Other than in the case of Contracts issued as IRAs or in connection with certain other qualified retirement plans (which generally cannot be assigned or pledged), any assignment or pledge (or agreement to assign or pledge) of any portion of the value of the Contract is treated for federal income tax purposes as a partial withdrawal of such amount or portion. The investment in the Contract is increased by the amount includible as income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Contract without adequate consideration to a person other than the Owner's spouse (or to a former spouse incident to divorce), the Owner will be taxed on the difference between the cash surrender value (within the meaning of the tax law) and the investment in the contract at the time of transfer. In such case, the transferee's investment in the contract will be increased to reflect the increase in the transferor's income.

SECTION 1035 EXCHANGES. Code section 1035 provides that no gain or loss is recognized when an annuity contract is received in exchange for a life, endowment, or annuity contract, provided that no cash or other property is received in the exchange transaction. Special rules and procedures apply in order for an exchange to meet the requirements of section 1035. Also, there are additional tax considerations involved when the contracts are issued in connection with qualified retirement plans. Prospective Owners of this Contract should consult a tax advisor before entering into a section 1035 exchange (with respect to non-qualified annuity contracts) or a trustee-to-trustee transfer or rollover (with respect to qualified annuity contracts).

PENALTY TAX ON PREMATURE DISTRIBUTIONS. Where a contract has not been issued as an IRA or in connection with another qualified retirement plan, there generally is a 10% penalty tax on the taxable amount of any payment from the Contract un-less the payment is: (a) received on or after the Owner reaches age 59 1/2; (b) attributable to the Owner's becoming disabled (as defined in the tax law);
(c) made on or after the death of the Owner or, if the Owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law); (d) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and a designated beneficiary (as defined in the tax law), or (e) made under a Contract purchased with a single purchase payment when the annuity starting date (as defined in the tax law) is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

In the case of systematic partial withdrawals, it is unclear whether such withdrawals will qualify for exception (d) above. (For reporting purposes, we currently treat such withdrawals as if they do not qualify for this exception). In addition, if withdrawals are of interest amounts only, as is the case with systematic partial withdrawals from a Fixed Allocation, exception (d) will not apply.

AGGREGATION OF CONTRACTS. In certain circumstances, the amount of an annuity payment, withdrawal or surrender from a Contract that is includible in income is determined by combining some or all of the annuity contracts owned by an individual not issued in connection with qualified retirement plans. For example, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals and surrenders prior to the Annuity Commencement Date) is includible in income. In addition, if a person purchases a Contract offered by this prospectus and also purchases at approximately the same time an immediate annuity, the IRS may treat the two contracts as one contract. The effects of such aggregation are not clear, however, it could affect the time when income is taxable and the amount which might be subject to the 10% penalty tax described above.

IRA CONTRACTS AND OTHER QUALIFIED RETIREMENT PLANS

IN GENERAL. In addition to issuing the Contracts as non-qualified annuities, Golden American also currently issues the Contracts as IRAs. (As indicated above in this prospectus, IRAs are referred to as "qualified plans.") Golden American may also issue the Contracts in connection with certain other types of qualified retirement plans which receive favorable treatment under the Code. Numerous special tax rules apply to the owners under IRAs and other qualified retirement plans and to the contracts used in connection with such plans. These tax rules vary according to the type of plan and the terms and conditions of the plan itself. For example, for both surrenders and annuity payments under certain contracts issued in connection with qualified retirement plans, there may be no "investment in the contract" and the total amount received may be taxable. Also, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. Therefore, no attempt is made to provide more than general information about the use of Contracts with the various types of qualified retirement plans. A qualified tax advisor should be consulted before purchase of a Contract in connection with a qualified retirement plan.

When issued in connection with a qualified retirement plan, a Contract will be amended as necessary to conform to the requirements of the plan. However, Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, Golden American is not bound by terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the Contract, unless Golden American consents.

INDIVIDUAL RETIREMENT ANNUITIES. As indicated above, Golden American currently issues the Contract as an IRA. If the Contract is used for this purpose, the Owner must be the Annuitant.

Premium Payments. Both the premium payments that may be paid, and the tax deduction that an individual may claim for such premium payments, are limited under an IRA. In general, the premium payments that may be made for an IRA for any year are limited to the lesser of $2,000 or 100% of the individual's earned income for the year. Also, in the case of an individual who has less income than his or her spouse, premium payments may be made by that individual into an IRA to the extent of (1) $2,000, or (2) the sum of (i) the compensation includible in the gross income of the individual's spouse for the taxable year and (ii) the compensation includible in the gross income of the individual's spouse for the taxable year reduced by the amount allowed as a deduction for IRA contributions to such spouse. An excise tax is imposed on IRA contributions that exceed the law's limits.

The deductible amount of the premium payments made for an IRA for any taxable year (including a contract for a noncompensated spouse) is limited to the amount of premium payments that may be paid for the contract for that year, or a lesser amount where the individual or his or her spouse is an active participant in certain qualified retirement plans. For a single person who is an active participant in a qualified retirement plan (including a qualified pension, profit-sharing, or annuity plan, a simplified employee pension plan, or a "section 403(b)" annuity plan, as discussed below) and who has adjusted gross income in excess of $40,000 may not deduct premium payments, and such a person with adjusted gross income between $30,000 and $40,000 may deduct only a portion of such payments. Also, married persons who file a joint return, one of whom is an active participant in a qualified retirement plan, and who have adjusted gross income in excess of $60,000 may not deduct premium payments, and those with adjusted gross income between $50,000 and $60,000 may deduct only a portion of such payments. Married persons filing separately may not deduct premium payments if either the taxpayer or the taxpayer's spouse is an active participant in a qualified retirement plan.

In applying these and other rules applicable to an IRA, all individual retirement accounts and IRAs owned by an individual are treated as one contract, and all amounts distributed during any taxable year are treated as one distribution.

Tax Deferral During Accumulation Period. Until distributions are made from an IRA, increases in the Accumulation Value of the Contract are not taxed.

IRAs and individual retirement accounts (that may invest in this contract) generally may not invest in life insurance contracts, but an annuity contract that is issued as an IRA (or that is purchased by an individual retirement account) may provide a death benefit that equals the greater of the premiums paid and the contract's cash value. The Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. It is possible that an enhanced death benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not be viewed as satisfying the requirements of an IRA and would not be a permissible investment for an individual retirement account.

Taxation Of Distributions And Rollovers. If all premium payments made to an IRA were deductible, all amounts distributed from the Contract are included in the recipient's income when distributed. However, if nondeductible premium payments were made to an IRA (within the limits allowed by the tax laws), a portion of each distribution from the Contract typically is includible in income when it is distributed. In such a case, any amount distributed as an annuity payment or in a lump sum upon death or surrender is taxed as described above in connection with such a distribution from a non-qualified contract, treating as the investment in the contract the sum of the nondeductible premium payments at the end of the taxable year in which the distribution commences or is made (less any amounts previously distributed that were excluded from income). Also, in such a case, any amount distributed upon a partial withdrawal is partially includible in income. The includible amount is the excess of the distribution over the exclusion amount, which in turn generally equals the distribution multiplied by the ratio of the investment in the Contract to the Accumulation Value.

In any event, subject to the direct rollover and mandatory withholding requirements (discussed below), amounts may be "rolled over" from certain qualified retirement plans to an IRA (or from one IRA or individual retirement account to an IRA) without incurring current income tax if certain conditions are met. Only certain types of distributions to eligible individuals from qualified retirement plans, individual retirement accounts, and IRAs may be rolled over.

Penalty Taxes. Subject to certain exceptions, a penalty tax is imposed on distributions from an IRA equal to 10% of the amount of the distribution includible in income. (Amounts rolled over from an IRA generally are excludable from income.) The exceptions provide, however, that this penalty tax does not apply to distributions made to the Owner (1) on or after age 59 1/2, (2) on or after death or because of disability (as defined in the tax law), or (3) as part of a series of substantially equal periodic payments over the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and his or her beneficiary (as defined in the tax law). In addition to the foregoing, failure to comply with a minimum distribution requirement will result in the imposition of a penalty tax of 50% of the amount by which a minimum required distribution exceeds the actual distribution from an IRA. Under this requirement, distributions of minimum amounts from an IRA as specified in the tax law must generally commence by April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2.

OTHER TYPES OF QUALIFIED RETIREMENT PLANS. The following sections describe tax considerations of Contracts used in connection with various types of qualified retirement plans other than IRAs. Golden American does not currently offer all of the types of qualified retirement plans des-cribed and may not offer them in the future. Prospective purchasers of Contracts for use in connection with such qualified retirement plans should therefore contact Golden American's Customer Service Center to ascertain the availability of the Contract for qualified retirement plans at any given time.

Simplified Employee Pensions (SEP-IRAs). Section 408(k) of the Code allows employers to establish simplified employee pension plans for their employees, using the employees' IRAs for such purposes, if certain criteria are met. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to IRAs. As discussed above (see Individual Retirement Annuities), there is some uncertainty regarding the treatment of the Contract's enhanced death benefit for purposes of certain tax rules governing IRAs (which would include SEP-IRAs). Employers intending to use the contract in connection with such plans should seek competent advice.

SIMPLE IRAs. Section 408(p) of the Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. As discussed above (see Individual Retirement Annuities), there is some uncertainty regarding the proper characterization of the Contract's enhanced death benefit for purposes of certain tax rules governing IRAs (which would include SIMPLE IRAs). Employers intending to use the Contract in connection with a SIMPLE retirement account should seek competent advice.

Roth Individual Retirement Annuity (Roth IRA). Golden American currently issues the Contract as a Roth IRA. If the contract is used for this purpose, the Owner must be the Annuitant.

Premium Payments. All premium payments to a Roth IRA are limited and are non-deductible. In general, premium payments to a Roth IRA in a taxable year are limited to the lesser of $2,000 or 100% of an individual's earned income less any contributions made to other IRAs, including both Roth and non-Roth IRAs, but excluding any rollover contributions to IRAs. Subject to coordinated IRA contribution limits, contributions to a Roth IRA for an individual and a spouse cannot exceed $4,000 or 100% of the individual's and spouse's earned income, if less. The maximum contribution can be made if either of the following applies:
(a) for joint tax filers, their adjusted gross income is $150,000 or less, or
(b) for individual tax filers, their adjusted gross income is $95,000 or less. For amounts over these adjusted gross incomes, the contribution limit is reduced as follows: (a) for a joint tax filer, the maximum is reduced by 20% of the excess adjusted gross income over $150,000 (no contributions over $160,000); (b) for an individual tax filer, the maximum is reduced by 13.3% of the excess adjusted gross income over $95,000 (no contributions over $110,000).

Conversions of Non-Roth IRA to a Roth IRA. A Roth IRA may be purchased with amounts received as a qualified rollover ("Rollover Roth IRA") if the following conditions are met: (a) when a rollover is from a non-Roth IRA, the taxpayer must not be a married individual filing separately and the taxpayer's adjusted gross income must not exceed $100,000; (b) rollovers must be made within 60 days of receipt of the taxpayer; (c) minimum distributions from a non-Roth IRA cannot be contributed to a Rollover Roth IRA; (d) an asset received in a distribution may be sold and the proceeds put in a Rollover Roth IRA; (e) all or part of a non-Roth IRA may be contributed to a Rollover Roth IRA except an inherited IRA or a SIMPLE IRA; (f) a rollover contribution must be designated in writing as such by the Owner at the time the rollover is made. Any distribution from a non-Roth IRA made within 60 days to a Roth IRA is taxable in the year of the distribution. For rollovers or conversions completed in 1998, taxable income due to the distribution may be included evenly over 1998-2001 tax years.

Rollovers From a Roth IRA to a Roth IRA. A rollover from a Roth IRA to a Roth IRA may be accomplished if the following conditions are met: (a) the rollover must be a direct rollover for the five year holding period of the original Roth IRA to be preserved; (b) the rollover may be made for all or a portion of the Roth IRA; (c) a rollover contribution must be designated as such in writing at the time the rollover is made.

Taxation of Roth IRA Distributions. A distribution from a Roth IRA is not subject to income tax or to the additional 10% penalty tax on premature distributions if it is a "qualified distribution." A qualified distribution is any payment or distribution from a Roth IRA which is made: (a) following the end of the fifth taxable period (year) after a contribution or rollover is made to a Roth IRA, and (b) on or after the Owner attains age 59 1/2, or made to a beneficiary on or after the Owner's death, or as a result of the Owner becoming disabled, or qualified first-time home buyer distribution (subject to a $10,000 lifetime limit). Distributions not meeting these definitions are "non-qualified distributions." Non-qualified distributions are treated as being made from contribu-tions to a Roth IRA to the extent the distribution, when added to all previous distributions from a Roth IRA, does not exceed the sum of contributions to a Roth IRA. A non-qualified distribution in excess of the sum of contributions is subject to ordinary income tax in the year a distribution is made. Such taxable distribution is also subject to a 10% penalty tax unless the distribution is made under certain limited circumstances.

Roth IRAs are not subject to required distributions at age 70 1/2.

Corporate and Self-Employed ("H.R. 10" OR "Keogh") Pension and Profit-Sharing Plans. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. The Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. It is possible that such death benefit could be characterized as an incidental death benefit. There are limitations on the amount of incidental benefits that may be provided under pension and profit sharing plans. In addition, the provision of such benefits may result in currently taxable income to participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

Section 403(b) Annuity Contracts. Section 403(b) of the Code permits public school employees, employees of certain types of charitable, educational and scientific organizations exempt from tax under section 501(c)(3) of the Code, and employees of certain types of State educational organizations specified in section 170(b)(l)(A)(ii), to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of premium payments from gross income for federal income tax purposes. Purchasers of the contracts for use as a "Section 403(b) Annuity Contract" should seek competent advice as to eligibility, limitations on permissible amounts of premium payments and other tax consequences associated with such contracts. In particular, purchasers and their advisors should consider that this Contract provides a death benefit that in certain circumstances may exceed the greater of the premium payments and the Accumulation Value. It is possible that such death benefit could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in currently taxable income to employees. In addition, there are limitations on the amount of incidental death benefits that may be provided under a Section 403(b) Annuity Contract. Even if the death benefit under the contract were characterized as an incidental death benefit, it is unlikely to violate those limits unless the purchaser also purchases a life insurance contract as part of his or her Section 403(b) Annuity Contract.

Section 403(b) Annuity Contracts contain restrictions on withdrawals of (i) contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988, (ii) earnings on those contributions, and (iii) earnings after 1988 on amounts attributable to salary reduction contributions (and earnings on those contributions) held as of the last year beginning before January 1, 1989. These amounts can be paid only if the employee has reached age 59 1/2, separated from service, died, become disabled (within the meaning of the tax law), or in the case of hardship. Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. (These limitations on withdrawals do not apply to the extent Golden American is directed to transfer some or all of the Accumulation Value as a tax-free direct transfer to the issue of another Section 403(b) Annuity Contract or into a section 403(b)(7) custodial account subject to withdrawal restrictions which are at least as stringent.)

Eligible Deferred Compensation Plans of State and Local Governments and Tax-Exempt Organizations. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current federal income taxes. The employees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-exempt organization will not be treated as an annuity contract for federal income tax purposes. Those who intend to use the contracts in connection with such plans should seek competent advice.

DIRECT ROLLOVERS AND FEDERAL INCOME TAX WITHHOLDING FOR "ELIGIBLE ROLLOVER DISTRIBUTIONS." In the case of an annuity contract used in connection with a pension, profit-sharing, or annuity plan qualified under sections 401(a) or 403(a) of the Code, or that is a Section 403(b) Annuity Contract, any "eligible rollover distribution" from the contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is the taxable portion of any distribution from a qualified pension plan under section 401(a) of the Code, qualified annuity plan under Section 403(a) of the Code, or Section 403(b) Annuity or custodial account, excluding certain amounts (such as minimum distributions required under sec-tion 401(a)(9) of the Code and distributions which are part of a "series of substantially equal periodic payments" made for the life (or life expectancy) of the employee, or for the joint lives (or joint life expectancies) of the employee and the employee's designated beneficiary (within the meaning of the tax law), or for a specified period of 10 years or more).

Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, the taxpayer cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply to that portion of the eligible rollover distribution which, instead of receiving, the taxpayer elects to have directly transferred to certain eligible retirement plans (such as to this Contract when issued as an IRA).

If this Contract is issued in connection with a pension, profit-sharing, or annuity plan qualified under sections 401(a) or 403(a) of the Code, or is a
Section 403(b) Annuity Contract, then, prior to receiving an eligible rollover distribution, the owner will receive a notice (from the plan administrator or Golden American) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct transfer.

FEDERAL INCOME TAX WITHHOLDING

Golden American will withhold and remit to the federal government a part of the taxable portion of each distribution made under the Contract unless the distributee notifies Golden American at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, Golden American may be required to withhold tax, as explained above. The withholding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. In addition, the withholding rate applicable to the taxable portion of non-periodic payments (including surrenders prior to the Annuity Commencement Date) is 10%. Regardless of whether you elect to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As discussed above, the withholding rate applicable to eligible rollover distributions is 20%.

______________________________________________________________________________

UNAUDITED FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY For the period ended June 30, 1998

[To be Supplied by Pre-Effective Amendment]

______________________________________________________________________________

FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
For the year ended December 31, 1997

[To be Supplied by Pre-Effective Amendment]

--------------------------------------------------------------------------------

                      STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

   ITEM                                                                     PAGE
   Introduction..........................................................     1
   Description of Golden American Life Insurance Company.................     1
   Safekeeping of Assets.................................................     1
   The Administrator.....................................................     1
   Independent Auditors..................................................     2
   Distribution of Contracts.............................................     2
   Performance Information...............................................     3
   IRA Partial Withdrawal Option.........................................     9
   Other Information.....................................................     9
   Financial Statements of Separate Account B............................    10
   Appendix -- Description of Bond Ratings...............................   A-1

--------------------------------------------------------------------------------

PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE STATEMENT OF ADDITIONAL INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. ADDRESS THE FORM TO OUR CUSTOMER SERVICE CENTER; THE ADDRESS IS SHOWN ON THE COVER.

 ...............................................................................

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT B

PLEASE PRINT OR TYPE:

              __________________________________________________
              NAME

              __________________________________________________
              SOCIAL SECURITY NUMBER

              __________________________________________________
              STREET ADDRESS

              __________________________________________________
              CITY, STATE, ZIP

G3760 PREMIUM PLUS SAI (5/98)

 ...............................................................................

                                   APPENDIX A

                  MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE
ADJUSTMENT

   Assume $100,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.50%, an initial Index Rate ("I") of 7.00%; that a full surrender is requested three years into the Guarantee Period; that the then Index Rate for a seven year Guarantee Period ("J") is 8.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

   1. The Accumulation Value of the Fixed Allocation on the date of surrender is $124,230
      ( $100,000 X 1.075 ^ 3 )
   2. N = 2,555 ( 365 X 7 )
   3. Market Value Adjustment =  $124,230 X
      (( 1.07 / 1.0850 ) ^ ( 2,555 / 365 ) - 1 ) = $11,535

   Therefore, the amount paid to you on full surrender ignoring any surrender charge is $112,695
( $124,230 - $11,535 ).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE
ADJUSTMENT

   Assume $100,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate ("I") of 7.00%; that a full surrender is requested three years into the Guarantee Period; that the then Index Rate for a seven year Guarantee Period ("J") is 6.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

   1. The Accumulation Value of the Fixed Allocation on the date of surrender is $124,230
      ( $100,000 X 1.075 ^ 3 )
   2. N = 2,555 ( 365 X 7 )
   3. Market Value Adjustment =  $124,230 X
      (( 1.07 / 1.0650 ) ^ ( 2,555 / 365 ) - 1 ) = $4,141

   Therefore, the amount paid to you on full surrender ignoring any surrender charge is $128,371
( $124,230 + $4,141 ).

EXAMPLE #3: PARTIAL WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE
ADJUSTMENT

   Assume $200,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate ("I") of 7.00%; that a partial withdrawal of $112,695 is requested three years into the Guarantee period; that the then Index Rate ("J") for a seven year Guarantee Period is 8.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

   First calculate the amount that must be withdrawn from the Fixed Allocation to provide the amount requested.

   1. The Accumulation Value of the Fixed Allocation on the date of withdrawal is $248,459
      ( $200,000 X 1.075 ^ 3 )
   2. N = 2,555 ( 365 X 7 )
   3. Amount that must be withdrawn =
      (( $112,695 / ( 1.07 / 1.0850 ) ^ ( 2,555 / 365 )) = $124,230

   Then calculate the Market Value Adjustment on that amount.

   4. Market Value Adjustment =  $124,230 X
      (( 1.07 / 1.0850 ) ^ ( 2,555 / 365 ) - 1 ) = $11,535

   Therefore, the amount of the partial withdrawal paid to you is $112,695, as requested. The Fixed Allocation will be reduced by the amount of the partial withdrawal, $112,695, and also reduced by the Market Value Adjustment of $11,535, for a total reduction in the Fixed Allocation of $124,230.

                               A1

EXAMPLE #4: PARTIAL WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE
ADJUSTMENT

   Assume $200,000 was allocated to a Fixed Allocation with a Guarantee Period of ten years, a Guaranteed Interest Rate of 7.5%, an initial Index Rate of 7.0%; that a partial withdrawal of $128,371 requested three years into the Guarantee Period; that the then Index Rate ("J") for a seven year Guarantee Period is 6.0%; and that no prior transfers or partial withdrawals affecting this Fixed Allocation have been made.

   First calculate the amount that must be withdrawn from the Fixed Allocation to provide the amount requested.

   1. The Accumulation Value of Fixed Allocation on the date of surrender is $248,459
      ( $200,000 X 1.075 ^ 3 )
   2. N = 2,555 ( 365 X 7 )
   3. Amount that must be withdrawn =
      (( $128,371 / ( 1.07 / 1.0650 ) ^ ( 2,555 / 365 )) = $124,230

   Then calculate the Market Value Adjustment on that amount.

   4. Market Value Adjustment =  $124,230 X
      (( 1.07 / 1.0650 ) ^ ( 2,555 / 365 ) - 1 ) = $4,141

   Therefore, the amount of the partial withdrawal paid to you is $128,371, as requested. The Fixed Allocation will be reduced by the amount of the partial withdrawal, $130,500, but increased by the Market Value Adjustment of $4,141, for a total reduction in the Fixed Allocation of $124,230.



                               A2

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY

                     Golden American Life Insurance Company is stock company domiciled In Wilmington, Delaware

G3760 PREMIUM PLUS 10/98

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following provisions regarding the Indemnification of Directors and Officers of the Registrant are applicable:

     INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND
     INCORPORATORS

     Delaware General Corporation Law, Title 8, Section 145 provides that corporations incorporated in Delaware may indemnify their officers, directors, employees or agents for threatened, pending or past legal action by reason of the fact he/she is or was a director, officer, employee or agent. Such indemnification is provided for under the Company's By-Laws under Article VI. Indemnification includes all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. Prepayment of expenses is permitted, however, reimbursement is required if it is ultimately determined that indemnification should not have been given.

     DIRECTORS' AND OFFICERS' INSURANCE

     The directors, officers, and employees of the registrant, in addition to the indemnifications described above, are indemnified through the blanket liability insurance policy of Registrant's ultimate parent, ING Groep, N.V., or directly by Equitable of Iowa Companies, Inc. for liabilities not covered through the indemnification provided under the By-Laws.

     SECURITIES AND EXCHANGE COMMISSION POSITION ON
     INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  EXHIBITS.

     1    Underwriting Agreement Between Golden American Life
          Insurance Company and Directed Services, Inc. (1)

     3(a) Articles of Incorporation of Golden American Life
          Insurance Company. (1)

     3(b) (i)   By-laws of Golden American Life Insurance
                Company. (1)

          (ii)  By-laws of Golden American Life Insurance
                Company, as amended. (1)

          (iii) Certificate of Amendment of the By-laws of MB
                Variable Life Insurance Company, as amended. (1)

          (iv)  By-laws of Golden American, as amended
                (12/21/93). (1)

     4(a) Individual Deferred Variable and Fixed Annuity
          Contract. (2)

     4(b) Group Deferred Variable and Fixed Annuity Contract. (2)

     4(c) Individual Deferred Variable Annuity Contract. (2)

     4(d) Individual Retirement Annuity Rider Page. (1)

     4(e) Individual Deferred Combination Variable and Fixed
          Annuity Application. (3)

     4(f) Group Deferred Combination Variable and Fixed
          Annuity Enrollment Form. (3)

     4(g) Individual Deferred Variable Annuity Application. (3)

     4(h) Roth Individual Retirement Annuity Rider. (2)

     5    Opinion and Consent of Myles R. Tashman, Esq. (4)

      10(a) Administrative Services Agreement between Golden American and Equitable Life Insurance Company of Iowa (3)

      10(b) Service Agreement between Golden American and Directed
                Services, Inc. (3)

      10(c) Service Agreement between Golden American and EISI (3)

     23(a)   Consent of Sutherland, Asbill & Brennan LLP. (4)

     23(b)   Consent of Ernst & Young LLP, independent auditors.

     24      Powers of Attorney.

     27      Financial Data Schedule. (4)

(1) Incorporated herein by reference to Amendment No. 1 to Registrant's Registration Statement on form S-1 for Golden American filed with the Securities and Exchange Commission on September 24, 1997
     (File No. 333-28743).

(2) Incorporated herein by reference to Amendment No. 2 to Registrant's Registration Statement on form S-1 for Golden American filed with the Securities and Exchange Commission on February 12, 1997
     (File No. 333-28743).

(3) Incorporated herein by reference to Amendment No. 3 to Registrant's Registration Statement on form S-1 for Golden American filed with the Securities and Exchange Commission on April 30, 1998
     (File No. 333-28743).

(4)  To be Supplied by Pre-Effective Amendment.

(b)  FINANCIAL STATEMENT SCHEDULE.

     (1) All financial statements will be included in the Prospectus or Statement of Additional Information as indicated therein
     (2)   Schedules I, III and IV follow: [To be Supplied by
               Pre-Effective Amendment]

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)  To include any prospectus required by Section
             10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

As required by the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington and State of Delaware, on the 30th day of September, 1998.

                                     GOLDEN AMERICAN LIFE
                                     INSURANCE COMPANY
                                     (Registrant)


                                By:
                                     ------------------------
                                     Barnett Chernow*
                                     President

Attest: /s/Marilyn Talman
        ----------------------
        Marilyn Talman
        Vice President, Associate General Counsel
        and Assistant Secretary

As required by the Securities Act of 1933, this Registration
Statement has been signed below by the following persons in the capacities indicated on September 30, 1998.

Signature                          Title

                              President and Director
--------------------
Barnett Chernow*


                              Senior Vice President and
--------------------          Chief Financial Officer
Emme Robert Koster


                DIRECTORS OF DEPOSITOR


----------------------         -----------------------
Paul E. Larson*                Frederick S. Hubbell*



----------------------
Myles R. Tashman*


       By: /s/ Marilyn Talman,   Attorney-in-Fact
           ------------------------------------------
           Marilyn Talman

_________________________
*Executed by Marilyn Talman on behalf of those indicated pursuant to Power of Attorney.

                                  EXHIBIT INDEX

ITEM      EXHIBIT                                                PAGE #

24        Powers of Attorney.                                    EX-24